UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Filed by a Party other than the Registrant ☐
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GREEN BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 29, 2010
Dear Shareholder:
We invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Green Bankshares, Inc. (the “Company”) to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee, on Friday, April 30, 2010, at 11:00 a.m., local time.
The Annual Meeting has been called for the election of directors, the ratification of the appointment of the Company’s auditors, the approval of the compensation of certain of the Company’s executive officers, consideration of two shareholder proposals, if properly presented at the Annual Meeting and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. Enclosed is a proxy statement, a proxy card and the Company’s Annual Report to Shareholders for the 2009 fiscal year. Directors and officers of the Company as well as representatives of Dixon Hughes PLLC, the Company’s independent registered public accounting firm for the 2009 fiscal year, will be present to respond to any appropriate questions shareholders may have.
Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. We also offer telephone and Internet voting, as more particularly described in the attached proxy statement. Voting by telephone, on the Internet or by returning a proxy card in the mail will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Thank you for your cooperation and your continuing support.

Sincerely,
/s/ Robert K. Leonard
Robert K. Leonard
Lead Director

GREEN BANKSHARES, INC.
100 North Main Street
P.O. Box 1120
Greeneville, Tennessee 37743
(423) 639-5111
Notice of Annual Meeting of Shareholders
To Be Held on April 30, 2010
Notice is hereby given that the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Green Bankshares, Inc. (the “Company”) will be held on Friday, April 30, 2010, at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee 37743.
A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.
The Annual Meeting is for the purpose of considering and acting upon the following matters:
(1)
elect three persons to serve as directors of the Company, each for a three-year term, and one person to serve as a director of the Company for a two-year term, those persons to serve until the end of their respective terms and until their respective successors are duly elected and qualified;

(2)	consider and vote upon a proposal to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;
(3)	consider and vote upon a proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010;
(4)	consider and vote upon a shareholder proposal regarding majority election of directors if properly presented at the Annual Meeting;
(5)	consider and vote upon a shareholder proposal regarding annual election of directors if properly presented at the Annual Meeting; and
(6)	transact such other business as may be properly come before the Annual Meeting or any adjournment thereof.
NOTE: Although the Board of Directors is not aware of any other business to come before the Annual Meeting, the proxies have been authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.
Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 19, 2010, will be entitled to vote at the Annual Meeting and any adjournments thereof.
You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope or vote by telephone or over the Internet as described in the attached proxy statement. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ James E. Adams
James E. Adams
Corporate Secretary
Greeneville, Tennessee
March 29, 2010
It is important that proxies be returned promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date, and complete the enclosed proxy card and return it in the enclosed envelope. No postage is required if mailed in the United States. Alternatively, you can vote by telephone or on the Internet, as more particularly described in the attached proxy statement. Should you subsequently desire to revoke your proxy, you may do so as provided in the attached proxy statement before it is voted at the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on April 30, 2010
Pursuant to rules promulgated by the Securities and Exchange Commission, we have provided access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2009 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
This proxy statement, the Company’s 2009 Annual Report and a proxy card are available at www.snl.com/IRWebLinkX/GenPage.aspx?IID=1019938&gkp=1073743297.
The Annual Meeting of Shareholders will be held April 30, 2010 at 11:00 a.m. local time at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee. In order to obtain directions to attend the Annual Meeting of Shareholders, please call James E. Adams, our Corporate Secretary, at (423) 278-3050.
The Proposals to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in this proxy statement, are as follows:
(1)
elect three persons to serve as directors of the Company, each for a three-year term, and one person to serve as a director of the Company for a two-year term, those persons to serve until the end of their respective terms and until their respective successors are duly elected and qualified;

(2)	consider and vote upon a proposal to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;
(3)	consider and vote upon a proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010;
(4)	consider and vote upon a shareholder proposal regarding majority election of directors if properly presented at the Annual Meeting;
(5)	consider and vote upon a shareholder proposal regarding annual election of directors if properly presented at the Annual Meeting; and
(6)	transact such other business as may be properly come before the Annual Meeting or any adjournment thereof.
Our Board of Directors recommends that you vote “FOR” the approval of Proposals 1, 2, and 3 and “AGAINST” Proposals 4 and 5.

PROXY STATEMENT
of
GREEN BANKSHARES, INC.
100 North Main Street
P.O. Box 1120
Greeneville, Tennessee 37743
(423) 639-5111

2010 ANNUAL MEETING OF SHAREHOLDERS

April 30, 2010
General
This document is being furnished to Green Bankshares, Inc. (the “Company”) shareholders in connection with the solicitation of proxies by the Company’s board of directors to be used at the 2010 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held on April 30, 2010, at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee 37743. The accompanying Notice of Annual Meeting and form of proxy card and this Proxy Statement are first being mailed to shareholders on or about March 29, 2010.
The Company’s board of directors has fixed the close of business on March 19, 2010, as the record date for determining the holders of shares of the Company’s common stock entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of shares of the Company’s common stock at the close of business on that date will be entitled to vote at the Annual Meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were 13,176,036 shares of the Company’s common stock outstanding, held by approximately 2,900 holders of record. Each Company common shareholder will be entitled to one vote for each share held of record as of the close of business on March 19, 2009, upon each matter properly submitted at the Annual Meeting and at any adjournment or postponement of that meeting. Holders of shares of the Company’s Series A Fixed Rate Cumulative Preferred Stock (the “Series A Preferred Stock”) will not be entitled to vote on any of the proposals to be considered at the Annual Meeting.
Matters to be Considered
At this Annual Meeting, holders of the Company’s common stock will be asked to:
•
elect three persons to serve as directors of the Company, each for a three-year term, and one person to serve as a director of the Company for a two-year term, those persons to serve until the end of their respective terms and until their respective successors are duly elected and qualified;

•	consider and vote upon a proposal to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement;
•	consider and vote upon a proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010;
•	consider and vote upon a shareholder proposal regarding majority election of directors if properly presented at the Annual Meeting;
•	consider and vote upon a shareholder proposal regarding annual election of directors if properly presented at the Annual Meeting; and
•	transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Proxies
Each copy of this document mailed to Company common shareholders is accompanied by a proxy card with instructions for voting by mail, by telephone or on the Internet. If voting by mail, you should complete and return the proxy card accompanying this document to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, regardless of whether you plan to attend the Annual Meeting. You may also vote your shares by telephone or on the Internet. Information and applicable deadlines for voting by telephone or on the Internet are set forth in the enclosed proxy card instructions.
The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by:
•	submitting a written revocation prior to the meeting to James E. Adams, Corporate Secretary, Green Bankshares, Inc., 100 North Main Street, Greeneville, Tennessee 37743-4992;
•	submitting another proxy by mail, internet or telephone that is dated later than the original proxy; or
•	attending the Annual Meeting and voting in person.
If your shares are held by a broker or bank, you must follow the instructions on the form you receive from your broker or bank with respect to changing or revoking your proxy.
The shares represented by any proxy card that is properly executed and received by the Company in time to be voted at the Annual Meeting will be voted in accordance with the instructions that are marked on the proxy card. If you execute your proxy card but do not provide the Company with any instructions, your shares will be voted as follows:
•
FOR the election of three persons to serve as directors of the Company, each for a three-year term, and one person to serve as a director of the Company for a two-year term, those persons to serve until the end of their respective terms and until their respective successors are duly elected and qualified;

•	FOR approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement; and
•	FOR ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010.
•	AGAINST the shareholder proposal regarding majority election of directors if properly presented at the Annual Meeting;
•	AGAINST the shareholder proposal regarding annual election of directors if properly presented at the Annual Meeting; and
•	In the best judgment of the persons appointed as proxies as to all other matters properly brought before the Annual Meeting.
Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.

Vote Required
In order to have a lawful meeting, a quorum of shareholders must be present at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock outstanding, as of the record date, will constitute a quorum at the Annual Meeting. A shareholder will be deemed to be present if the shareholder either attends the Annual Meeting or submits a properly executed proxy card that is received at or prior to the Annual Meeting (and not revoked). Under the laws of Tennessee, the Company’s state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting.
In prior years, brokers and other nominees had discretionary voting power with respect to the election of directors, but beginning this year, brokers and other nominees no longer have authority to vote your shares in the election of directors. Accordingly, it is particularly important that you provide voting instructions to your broker or other nominee so that your shares may be voted in the election of directors.
Effect of Abstentions and Broker Non-Votes. If your shares are treated as a broker non-vote or abstention, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes and abstentions will not be included in vote totals (neither for nor against) and therefore will not affect the outcome of the vote on any of Proposals 1-5.
The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one, or more, director is elected.
If a quorum exists, approval of the ratification of the appointment of Dixon-Hughes as the Company’s independent registered public accounting firm for 2010, approval of each of the shareholder proposals, if properly presented at the Annual Meeting and approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement, requires that the number of votes cast, in person or by proxy, at the Company’s Annual Meeting in favor of the proposal exceed the number of votes cast, in person or by proxy, against the proposal. Abstentions and broker non-votes are not counted as votes cast and thus have no impact on the proposal to approve ratification of the appointment of Dixon-Hughes as the Company’s independent registered public accounting firm for 2010, approval of each of the shareholder proposals and approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement, because the vote required to approve these proposals is not based upon the Company’s outstanding shares, but only on those shares present and voting.
Solicitation of Proxies
In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies for the Annual Meeting from Company shareholders personally or by telephone and other electronic means without additional remuneration for soliciting such proxies. We also will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in taking such actions.
Internet Availability of Proxy Materials
This proxy statement, proxy card and accompanying proxy materials are available at the following website: www.snl.com/IRWebLinkX/GenPage.aspx?IID=1019938&gkp=1073743297.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Company’s Board of Directors is currently comprised of 12 members. The Company’s Amended and Restated Charter requires that directors be divided into three classes, as nearly equal in number as possible, and that the members of each class serve for a term of three years and until their successors are elected and qualified, with one-third of the directors elected each year. The Company’s nominating committee has nominated for election as directors Robert K. Leonard, Bill Mooningham and Kenneth R. Vaught, each of whom is currently a member of the Board of Directors, to serve for a term of three years and until their respective successor is duly elected and qualified. On October 27, 2009, the Board of Directors appointed Bill Mooningham as a director of the Company and GreenBank, the Company’s wholly owned subsidiary (the “Bank”). On March 16, 2010, the Board of Directors announced that effective March 31, 2010, Stephen M. Rownd will assume the position of Chairman of the Board and Chief Executive Officer of the Company upon the previously announced retirement of R. Stan Puckett effective as of March 31, 2010. Under Tennessee law, the term of a director appointed during an interim period expires at the next shareholders meeting at which directors are elected, meaning that a director appointed in an interim period must stand for election at that meeting. The Nominating Committee has nominated Mr. Rownd for election as a Director to serve for a term of two years and until his successor is elected and qualified. Tennessee law and the Company’s Amended and Restated Charter requires that each group of directors be as nearly equal in number as possible and that directors are elected by a plurality of the votes cast at an election. Each of Messer’s Leonard’s, Vaught’s, Mooningham’s and Rownd’s current terms will expire at the Annual Meeting. Each director has consented to serve as a director if elected.
It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of each of the nominees. If any nominee is unable to serve or for good cause will not serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of a substitute nominee as the Board of Directors may recommend. In the alternative, the Board of Directors may, in its discretion, reduce its size to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable or unwilling to serve.
The Company’s Board of Directors has determined that each of the following directors is an “independent director” within the meaning of Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, LLC:
Martha M. Bachman;
Bruce Campbell;
W.T. Daniels;
Robert K. Leonard;
Samuel E. Lynch;
Bill Mooningham;
John Tolsma; and
Charles H. Whitfield, Jr.

The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Green Bankshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743.
The Company encourages the members of the Board of Directors to attend the annual meeting of shareholders. All of the Company’s directors attended the Annual Meeting of Shareholders held in 2009.
The Board of Directors recommends a vote “FOR” election as directors of all the nominees listed below.
The following table sets forth certain information with respect to each of the Company’s current directors whose term of office as a director will or, assuming re-election, is expected to continue after the Annual Meeting. The information describing the current position and prior business experience of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, public reporting company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company. Each of the Company’s directors also currently serves as a director of the Bank, the wholly owned subsidiary of the Company. There are no arrangements or understandings between the Company and any director pursuant to which such person has been selected as a director or nominee for director of the Company, and no director or nominee is related to any other director, nominee or executive officer by blood, marriage or adoption.
Mr. Mayberry’s term as a director will expire at the Annual Meeting and he is not seeking re-election to the Board. The Board currently expects that it will reduce the size of the board by one member upon the expiration of Mr. Mayberry’s term.
BOARD NOMINEES FOR ELECTION

			Current
		Director	Term to	Previous Business Experience
Name	Age	Since (a)	Expire	and Directors Qualifications

Robert K. Leonard	42	2005	2010	Mr. Leonard has been Chairman of the Audit Committee since 2007 and was appointed as Lead Director of the Company in 2009. Since 1993 he has been President of LMR Plastics, a non-public company, which provides custom plastic injection moldings to the majority of the Global 1000 companies. He is a Certified Public Accountant with prior experience in the Financial Institutions Practice of KPMG Peat Marwick. Mr. Leonard has extensive experience in financial and accounting matters, including having served as a certified public accountant with KPMG Peat Marwick. He also has experience as the president of a successful manufacturing company. His background in accounting and financial matters helps him fill the role of financial expert on the Company’s Audit Committee.

Kenneth R. Vaught	45	2002	2010	Director, President and Chief Operating Officer of the Company and the Bank since 2002. Previously served as Senior Vice President and Regional Executive for the Bank’s Blount and Knox County, Tennessee offices from 1998 to 2002. Mr. Vaught began his banking career in 1987. Mr. Vaught’s extensive banking experience and his experience managing the day to day operations of the Company’s business provide the Board with knowledge and insight into the Company’s operations.

Bill Mooningham	63	2009	2010	Mr. Mooningham is a Certified Public Accountant and currently serves as an Adjunct Professor of Accounting at Middle Tennessee State University since 2007. He retired from Ernst & Young LLP, an international public accounting firm, in 2007 after serving 22 years, of his 37 year career with Ernst & Young, as an Audit Partner in their assurance practice. Mr. Mooningham brings significant financial and accounting expertise to the Board, reflecting his 37-year career with Ernst & Young LLP.

Stephen M. Rownd	50	2010	2010	Mr. Rownd served as Executive Vice President and Senior Commercial Banker for Fifth Third Bank of the Carolinas since 2008, responsible for leading a new commercial banking team focused on middle market lending, commercial real estate and treasury services. Prior to joining Fifth Third, Mr. Rownd served as Executive Vice President and Chief Banking Officer of First Charter Corporation from 2006 to 2008 and as Executive Vice President and Chief Risk Officer from 2004 to 2006 and Executive Vice President and Chief Credit Officer from 2000 to 2004. Mr. Rownd’s extensive banking experience and the experience he will have managing the day to day operations of the Company’s business as the Company’s and the Bank’s Chief Executive Officer will provide the Board with knowledge and insight into the Company’s operations and will make him a valuable member of the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.
DIRECTORS CONTINUING IN OFFICE

			Current
		Director	Term to
Name	Age	Since (a)	Expire	Previous Business Experience

Martha M. Bachman	55	2005	2012	Ms. Bachman began her professional career in 1980 as an owner/co-owner of a successful retail, non-public company in Northeast Tennessee which was sold in 2007. She currently provides financial consulting to her family’s other personal enterprises including rental properties, investments and other holdings. Ms. Bachman’s family has been closely affiliated with the Company for over two generations which provides a strong historical connection between the local community and the Company. Ms. Bachman has extensive experience as a successful business owner and also provides the Board with expertise in matters relating to the retail industry.

W.T. Daniels	65	1987	2012	Since 1985 Mr. Daniels has been President of The Dev. Group, a non-public property management and development company in East Tennessee. He is a Community Leader and has served as Chairman of the Greeneville Light and Power Board as well as serving the local community as a City Council Member for over 20 years. Mr. Daniels’ extensive experience in real estate development and his involvement in a number of community activities in the Company’s market area make him well qualified to serve as a director.

Charles H. Whitfield, Jr.	52	2000	2012	Mr. Whitfield has served as President and Chief Executive Officer of Laughlin Memorial Hospital, a non-public company, for the past 13 years of his 20 years experience in the acute care hospital profession. Mr. Whitfield has extensive experience in the health care industry and provides valuable insight into all matters relating to changes occurring in this industry.

Bruce Campbell	58	2000	2011	Mr. Campbell has served as Chairman, President and Chief Executive Officer of Forward Air Corporation, a public company specializing in logistics and transportation, since 2007. Prior to being elevated to his current position, Mr. Campbell served as President and Chief Executive Officer of the Forward Air since 2003. He has held a leadership role with the Forward Air for over 20 years. Mr. Campbell is an experienced business leader. His experience as the chairman, president and chief executive officer of a registered public company offers the Board management experience, leadership capabilities, financial knowledge and business acumen.

Samuel E. Lynch	50	2008	2011	Dr. Lynch is founder of BioMimetic and has been its president, CEO and a director since inception in 1999. BioMimetic is a public biotechnology company utilizing purified recombinant human platelet-derived growth factor (rhPDGF-BB) in combination with tissue specific matrices as its primary technology platform for promotion of tissue healing and regeneration. He also served as chairman of the board from inception until August 2005. Dr. Lynch has spent his career in health care management, product development, and earlier in academic medicine/dentistry, including research and patient care. He received his Doctorate of Medical Sciences and Specialty in Periodontology from the Harvard Medical and Dental Schools, respectively, as well as a Doctorate of Dental Medicine from Southern Illinois University School of Dental Medicine. He has published and lectured extensively worldwide and is a co-inventor of BioMimetic’s technologies. Dr. Lynch’s experience as the president and chief executive officer of a registered public company offers the Board management experience, leadership capabilities, financial knowledge and business acumen.

R. Stan Puckett	54	1989	2011	Mr. Puckett has been Chairman of the Board and Chief Executive Officer of the Company and the Bank since 2001. Mr. Puckett’s extensive banking experience and his experience as the Company’s and the Bank’s Chairman and Chief Executive Officer provide the Board with knowledge and insight into the Company’s operations and make him a valuable member of the Board.

John Tolsma	36	2004	2011	Chief Executive Officer, Knowledge Launch, LLC. A non-public educational media company which creates customized leadership and development programs for global companies and top universities. It is a 2010 Blue Ribbon Award recipient from the US Chamber of Commerce. Tolsma earned his JD from Harvard Law School and his MBA from Harvard Business School. Mr. Tolsma has extensive business experience as chief executive officer of an educational media company and brings excellent business acumen and experience to the Board.

(a)	Indicates year that director first served as a director of either the Company or the Bank.

CORPORATE GOVERNANCE
Board Leadership Structure
The Board of Directors appointed the Company’s Chief Executive Officer as Chairman because he is the director most familiar with the Company’s business and industry, and as a result is best suited to effectively identify strategic priorities and lead the discussion and execution of strategy. The Board of Directors believes that the combined position of Chairman and Chief Executive Officer promotes a unified direction and leadership for the board of directors and gives a single, clear focus for the chain of command for our organization, strategy and business plans. The Board of Directors believes that the Company’s current leadership structure with the combined Chairman/Chief Executive Officer leadership role and a strong Lead Director enhances the Chairman/Chief Executive Officer’s ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all board decisions.
Board’s Role in Risk Oversight
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accountants the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements. The Compensation Committee is responsible for considering the risks that may be implicated by the Company’s executive compensation programs and reviews those risks with the Company’s senior risk officers.
Meetings and Committees of the Board of Directors
The Company conducts its business through meetings of the Board of Directors, which met 11 times during 2009. Directors of the Company also are directors of the Bank, the Board of which met eight times in 2009. During 2009, each member of the Board of Directors of the Company and of the Bank attended at least 75% or more of the aggregate of (a) the total number of meetings of the Boards of Directors and (b) the total number of meetings held by all committees on which the director served.
The Nominating/Governance Committee of the Company, consisting of Bruce Campbell, Robert K. Leonard, Martha Bachman and Samuel E. Lynch, with Bruce Campbell serving as Chairman, is responsible for selecting nominees for election as directors. Nominations may also be made by shareholders, provided such nominations are made in writing and submitted to the Secretary of the Company in accordance with the requirements of the Company’s Amended and Restated Charter as described below. The Nominating/Governance Committee has a written charter which sets out the duties and responsibilities of the committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.greenbankusa.com. Each of the directors who serve on the Nominating Committee is “independent” as that term is defined under Rule 5605(a)(2) f the listing standards of the Nasdaq Stock Market, LLC. During 2009, the Nominating/Governance Committee met four times.
Under the terms of the Company’s Amended and Restated Charter, shareholders of record of the Company both at the time of giving of notice and at the time of the annual meeting, may nominate persons for election to the Company’s Board of Directors. For such nominations to be properly brought before an annual meeting, the shareholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareholder’s notice shall be delivered to the secretary at the Company’s principal executive office no less than 40 days nor more than 60 days prior to the scheduled date of such meeting; except that if notice of public disclosure of the meeting is given fewer than 50 days prior to the meeting, such shareholder’s notice must be delivered to the secretary of the Company not later than the close of business on the 10th day following the day such notice was first mailed to the Company shareholders. In addition, each notice submitted by a Company shareholder shall set forth as to such nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934 (“Exchange Act”), including that nominee’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. Also, the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination is submitted, shall include the name and address of such shareholder as they appear on the Company’s books and of such beneficial owner, and the number of shares of each class of the Company’s stock which are owned beneficially and of record by such shareholder and such beneficial owner.

In the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the prior year’s annual meeting, a shareholder’s notice required by the Company’s Amended and Restated Charter shall also be considered timely with respect to nominees for any such new positions, if it shall be delivered to the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the 10th day following the day on which public announcement of such increase is first made by the Company.
The Company’s Nominating/Governance Committee is responsible for (i) annually reviewing with the board of directors the appropriate skills and characteristics required of members of the Board of Directors, which, at a minimum, include professional integrity, sound judgment, and sufficient time to devote to Board activities; (ii) annually reviewing and determining any specific qualities or skills that one or more directors must possess; (iii) identifying individuals qualified to become directors consistent with the criteria approved by the Board of Directors; (iv) evaluating and considering director candidates proposed by management, any director or any shareholder; and (v) recommending for selection by the board of directors, director nominees for the next annual meeting of shareholders. The Board of Directors will then review and approve director nominees for the annual meeting of shareholders.
Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder. The Board of Directors has not adopted a policy with respect to minimum qualifications for directors nor has the Board of Directors adopted a formal diversity policy for nominees. Rather, the Nominating/Governance Committee annually reviews and determines the specific qualifications and skills that one or more directors must possess in the context of the needs of the Board of Directors with respect to experience, expertise and age. Each of the nominees for director to be elected at the Annual Meeting was nominated and recommended by the Nominating/Governance Committee and approved by the Board of Directors. In making recommendations for nominees to the Board of Directors, the Board of Directors seeks to include directors who, when taken together with the other nominees and continuing directors, will create a Board of Directors that offers a diversity of education, professional experience, background, age, gender, perspective, viewpoints and skill. The Company has not received director nominee recommendations from any shareholders for the terms commencing in 2010 and expiring in 2013. The Board of Directors will consider nominees recommended by shareholders under the same criteria as nominees submitted by other parties, provided that such recommendations comply with the notice, timing and other requirements provided for in the Company’s Amended and Restated Charter.
The Audit Committee of the Bank also serves as the Audit Committee for the Company and is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee of the Bank consists of Messrs. Robert K. Leonard, Samuel E. Lynch, Bill Mooningham, John Tolsma and Charles Whitfield, Jr. Each of the directors who serves on the Audit Committee is “independent” of the Company, as the term “independent” is defined under Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market, LLC and the standards promulgated under the Sarbanes-Oxley Act of 2002, including Rule 10A-3 of the rules and regulations promulgated under the Exchange Act. Mr. Robert K. Leonard served as the Chairman of the Audit Committee, and the Company’s Board of Directors has determined that he qualifies as an “audit committee financial expert” as such term is defined by the SEC’s rules and regulations, and is “independent”, as defined by the listing standards of the Nasdaq Stock Market, LLC and the SEC’s rules and regulations. This committee meets at least quarterly to, among other things, (1) monitor the accounting and financial reporting practices of the Company, and (2) determine whether the Company has adequate administrative, operating and internal accounting control over financial reporting. This committee met eight times during 2009 in its capacity as the Audit Committee for the Company. A copy of the Audit Committee Report is set forth below. The Audit Committee has a written charter which sets out the duties and responsibilities of the Audit Committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.greenbankusa.com.

The Bank’s Compensation Committee also serves as the compensation committee for the Company. The Compensation Committee consists of Martha Bachman, W.T. Daniels, Bruce Campbell, John Tolsma and Charles Whitfield, Jr., with Mr. John Tolsma serving as Chairman. Each member of the Compensation Committee is “independent” within the meaning of the listing standards of the Nasdaq Stock Market, LLC. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees of the Bank and the Company and recommend compensation changes to the respective Boards of Directors. The Compensation Committee met four times during 2009. The Compensation Committee has a written charter which sets out the duties and responsibilities of the Compensation Committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.greenbankusa.com.
Additionally, because the Company is participating in the Capital Purchase Program (the “CPP”) established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Compensation Committee has additional responsibilities under the EESA as amended by the America Recovery and Reinvestment Act of 2009 (the “ARRA”) and the rules, regulations and guidance issued thereunder including the interim final rule related to compensation and governance issued by the Treasury on June 15, 2009 (the “June 2009 IFR”). Those additional responsibilities include the following:
•
discussing, evaluating and reviewing, at least every six months, with the Company’s senior risk officers, the Company’s senior executive officer compensation plans and employee compensation plans and the risks these plans pose to the Company;

•
identifying and limiting the features in the Company’s senior executive officer compensation plans that could lead the Company’s senior executive officers to take unnecessary and excessive risks that could threaten the value of the Company;

•
identifying and limiting any features in the Company’s employee compensation plans that pose risks to the Company to ensure that the Company is not unnecessarily exposed to risks, including any features in these senior executive officer compensation plans or employee compensation plans that would encourage behavior focused on short-term results rather than long-term value creation;

•
discussing, evaluating and reviewing, at least every six months, the terms of each Company employee compensation plan and identifying and eliminating the features in these plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;

•	providing annually a narrative description of how the committee limited the risk encouraging features in the senior executive officer compensation plans and employee compensation plans; and
•	certifying annually that the committee has completed its review of the senior executive officer compensation plans and employee compensation plans required under the EESA.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2009 consisted of John Tolsma, Martha Bachman, W.T. Daniels, Bruce Campbell and Charles Whitfield, Jr.
No member of the Compensation Committee of the Board of Directors of the Company during 2009 was ither (i) an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2009, (ii) a former officer of the Company or any of its subsidiaries, or (iii) an insider (i.e., director, officer, director or officer nominee, greater than 5% shareholder, or immediate family member of the foregoing) of the Company or any of its subsidiaries that engaged, or is currently engaging, in transactions with the Company or any subsidiary of the Company that must be disclosed in this proxy statement under the rules and regulations of the SEC.
Except as set forth above, there are no relationships among the Company’s executive officers, members of its Compensation Committee or entities whose executives serve on the board of directors or the Compensation Committee that require disclosure under applicable SEC rules or regulations.
Certain Transactions
The Company and its subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans and deposits included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, in the case of loans, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

Review, Approval or Ratification of Transactions with Related Persons
The Company has followed the practice of having the full Board of Directors, or a committee of disinterested directors, review and approve transactions in which a director has a material interest. The Company has adopted a written Related Party Transactions Review and Approval Policy, which is administered by the board of directors. The Policy covers “related party transactions”, including any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, either currently proposed or since the beginning of the last fiscal year in which the Company was or is to be a participant, involves an amount exceeding $120,000 and in which a director, nominee for director, executive officer or immediate family member of such person has or will have a direct or indirect material interest. The Board of Directors determines whether or not “related party transactions” are fair and reasonable to the Company and on terms no less favorable to the Company than those that would be available from unaffiliated third parties. The Board of Directors also determines whether any “related party transaction” in which a director has an interest impairs the director’s independence. Approved “related party transactions” are subject to on-going review by the Company’s management on at least an annual basis. Loans to directors and executive officers and their related interests made and approved pursuant to the terms of Federal Reserve Board Regulation O are deemed approved under this policy. Any such loans that become subject to specific disclosure in the Company’s annual proxy statement will be reviewed by the Audit Committee at that time.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during and with respect to the year ended December 31, 2009 all such filing requirements were timely satisfied.
Audit Committee Report
The following Audit Committee Report shall not be deemed filed or incorporated by reference into any other document, including the Company’s filings under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report into any such filing by reference.
The Board of Directors of the Company has appointed an Audit Committee, consisting of five independent directors, which assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence and satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.
The Audit Committee reviewed and discussed with the independent registered public accounting firm all matters required by generally accepted auditing standards, including those matters described in Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2009, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee held eight meetings during 2009.
Based on the above-mentioned review and discussions with management and the registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.
Robert K. Leonard, Chairman
Samuel E. Lynch
Bill Mooningham
John Tolsma
Charles H. Whitfield, Jr.
Code of Conduct
The Company maintains a code of conduct that is applicable to all of the Company’s directors and employees, including its principal executive officer and its senior financial officers. This code, which requires continued observance of high ethical standards such as honesty, integrity and compliance with law in the conduct of the Company’s business, is available for public access under the “Investor Relations” section of the Company’s website at www.greenbankusa.com. The Company intends to make any legally required disclosure of any amendments to, or waivers from, the code of conduct with respect to its directors and executive officers in accordance with the rules and regulations of the SEC and the Nasdaq Stock Market, LLC. If such disclosure is made on the Company’s website, it will be located on the “Investor Relations” section of the website at www.greenbankusa.com.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Committee of the Company’s Board, which also serves as the Compensation Committee of the Bank, is presently comprised of five members of the Board of Directors and is responsible for developing and making recommendations to the full Board of Directors concerning compensation paid to all NEOs (as defined below). The Compensation Committee is further responsible for administering all aspects of the Company’s executive compensation program.
Each member of the Compensation Committee is independent within the meaning of the listing standards of the Nasdaq Stock Market, LLC and is appointed annually. Members of the Compensation Committee consist of Martha Bachman, W.T. Daniels, Bruce Campbell, John Tolsma and Charles Whitfield, Jr., with Mr. John Tolsma serving as Chairman. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees of the Bank and the Company and recommend compensation changes to the respective boards of directors when applicable.
The Compensation Committee has a written charter which sets out the duties and responsibilities of the Compensation Committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.greenbankusa.com.
The Compensation Committee is involved in setting compensation philosophy and strategy for the NEOs of the Company and further reviewing the risk elements of all incentive compensation plans, if any, for both NEOs and the Company’s other executive officers.

EXECUTIVE COMPENSATION
We appreciate the opportunity to share this Compensation Discussion and Analysis (CD&A) with our shareholders, understanding that investors have a strong interest in executive compensation, with a specific focus on our Named Executive Officers (“NEOs”). The NEOs for 2009 included our CEO, CFO, and the three other most-highly compensated executive officers:
R. Stan Puckett, Chairman and Chief Executive Officer,
Kenneth R. Vaught, President and Chief Operating Officer,
James E. Adams, Executive Vice President and Chief Financial Officer,
Steve L. Droke, Senior Vice President and Chief Credit Officer, and
William C. Adams, Jr., Senior Vice President and Chief Information Officer.
This section discusses, with respect to the compensation paid to our NEOs:
•	Our compensation process and Compensation Committee procedures.
•	Our executive compensation programs.
•	The objectives of our executive compensation programs.
•	Our recent decisions regarding compensation.
•	Legislation and regulations related to compensation, including legislation and regulations applicable to financial institutions or their holding companies that are participants in the CPP.
Overall Compensation Philosophy and Objectives
The Compensation Committee has designed a compensation framework that it believes drives financial performance and links executive compensation with the creation of shareholder value. The principles of this framework include:
•	Pay should be competitive with the market.
•	A substantial portion of pay should align with performance.
•	A substantial portion of pay should be at risk to align with risk taken by our shareholders.
•	Compensation must comply with legal and regulatory limits.
The Compensation Committee designs our compensation programs in an effort to accomplish the following objectives:
•	Attract talented and experienced executives.
•	Retain the executive management required to lead us.
•	Encourage improvement in individual and business performance.
•	Recognize the importance of improving shareholder value.
Executive Compensation Determinations and Committee Procedures
The Compensation Committee of the Board, which we refer to in this section as the Committee, makes decisions regarding the compensation of our executives. Specifically, the Committee has strategic and administrative responsibility for a broad range of issues. These include ensuring that we compensate key management employees effectively and in a manner consistent with our stated compensation strategy and the requirements of any applicable regulatory limitations. The Committee also oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for the executive incentive programs, and certain employee benefits. The Board appoints each member of the Committee and has determined that each is an independent director.

The Committee reviews executive officer compensation at least annually to ensure that senior management compensation is consistent with our compensation philosophies, highlighted above, Company and personal performance, changes in market practices, and changes in an individual’s responsibilities. At the Committee’s first regular meeting each year, the Committee makes a more specific review which focuses on performance and awards for the most recently-completed fiscal year. This review considers corporate and individual performance, changes in an NEO’s responsibilities, data regarding peer practices, and other factors.
To assist in its efforts to meet the objectives outlined above, the Committee has utilized the services of both Blanchard Chase and Pearl Meyer nationally known executive compensation and benefits consulting firms, to advise it on a regular basis on the executive compensation and benefit programs. The Committee engaged the consultants to provide general executive compensation consulting services and to respond to any Committee member’s questions. In addition, the consultants perform special executive compensation educational projects and consulting services from time to time as directed by the Committee. The consultant reports to the Committee Chairman. Pursuant to the Committee’s charter, the Committee has the power to hire and fire such consultant and engage other advisors.
The Committee reviews and approves in advance the amount of each element of total compensation paid to all NEOs. The consultant supports such reviews by providing data regarding market practices and making specific recommendations for changes to plan designs and policies consistent with our philosophies and objectives highlighted above and described in more detail below. The CEO, along with the President and Chief Operating Officer, recommend the compensation of the other NEOs to the Committee and the Committee annually reviews these recommendations for acceptance or modification. Upon satisfactory completion of the independent review by the Committee, the compensation packages may, or may not, be approved as submitted for the other NEOs.
The Committee has, over the last two years, among other things, taken the following actions:
1.
Oversaw a comprehensive review of all company incentive plans. This review is described in greater detail under the caption, “2009 Incentive Compensation Pay for Performance Review” in the Compensation Committee Report which follows this CD&A.

2.
Revised the form of compensation for NEOs and the Company’s other executive officers in order to comply with regulatory requirements applicable to participants in the CPP. Specific changes for these individuals included:

•
the elimination of bonuses and other incentive and retention compensation for certain employees during the period that the Company has an outstanding obligation to the Treasury under the CPP (the “TARP Period”)

•	the elimination of golden parachute payments and other severance payments for certain employees during the TARP Period; and

•	the elimination of tax gross ups for certain employees during the TARP period.
3.	Adopted, and then later strengthened, a “clawback” policy covering incentive compensation paid to NEOs and the Company’s next twenty most highly-compensated employees.
4.	Eliminated company sponsored country club memberships in mid 2009. Business expenses incurred are reimbursed subject to expense reimbursement policies.
5.	Established share ownership and retention guidelines for executive officers and directors.
6.	Made no cash incentive payments to any NEO based on our 2008 performance and made no cash incentive payments to any NEO or other executive officer based upon our 2009 performance.
7.	In 2009, implemented strong controls on compensation company-wide, including the elimination of annual merit-based salary increases for 2009 for all NEOs and other executive officers.
Separately, our Board took the following actions in 2009 to improve our corporate governance:
1.	Designated a Lead Director;

2.	Adopted a Company-wide policy prohibiting luxury expenditures; and
3.	Adopted a non-binding shareholder say-on-pay policy.

As discussed elsewhere in this Proxy Statement, recent legislation and regulation likely will be a determining factor in the future regarding the compensation of our NEOs and other executive officers for at least as long as the Company is a participant in the CPP. Consequently our executive compensation program, as a result of the new legislation and regulation, has undergone change and prior actions of the Committee may not be predictive of future action.
Effect of the Emergency Economic Stabilization Act of 2008 and American Recovery and Reinvestment Act of 2009
On October 14, 2008, the Treasury announced the creation of the CPP, a program under EESA pursuant to which the Treasury would make preferred stock investments in participating financial institutions.
We participated in the CPP in 2008 by selling preferred stock and common stock purchase warrants to the Treasury on December 23, 2008. As a result, we became subject to certain executive compensation requirements under EESA, Treasury regulations, and the contract pursuant to which we sold such preferred stock. The compensation requirements were modified and strengthened in February 2009 with the passage of the American Recovery and Reinvestment Act of 2009 (“ARRA”) and again in June 2009 when Treasury issued regulations implementing various provisions of EESA, as modified by ARRA (the “June 2009 IFR”). As described in more detail below, these requirements apply to the NEOs as well as, depending on the particular limitation, the Company’s five most highly-compensated employees, the Company’s five next most highly-compensated employees after the NEOs and the Company’s twenty next most highly-compensated employees after the NEOs. Throughout this proxy statement, we refer to EESA to mean EESA as amended by ARRA and as implemented by the June 2009 IFR.
We believe that our compensation programs and agreements with our employees fully comply with the requirements of EESA. Those requirements are:
•
Prohibition on Certain Types of Compensation. EESA prohibits us from providing incentive compensation arrangements that encourage our NEOs to take unnecessary and excessive risks that threaten the value of the financial institution. It also prohibits us from implementing any compensation plan that would encourage manipulation of the reported earnings in order to enhance the compensation of any of its employees.

•
Risk Review. EESA requires the Committee to meet with our senior risk officers at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to us posed by such plans. The review is intended to better inform the Committee of the risks posed by the plans and ways to limit such risks. The Committee has performed this review, and its conclusions are included in its report which appears at the end of this CD&A. Specifically, the Committee’s report includes its certifications that the plans do not encourage our NEOs to take unnecessary and excessive risks that threaten the value of our Company, and that the plans do not encourage manipulation of the reported earnings in order to enhance the compensation of any of our employees.

•
Bonus Prohibition. EESA prohibits the payment of any “bonus, retention award, or incentive compensation” to our five most highly-compensated employees. The prohibition includes several limited exceptions, including payments under enforceable agreements that were in existence as of February 11, 2009 and limited amounts of “long-term restricted stock,” discussed below, but prohibits cash incentive payments of the type the Company has previously paid to the Company’s NEOs and other executive officers based on annual performance. We have performed an extensive review of our compensation arrangements and have complied with all requirements of EESA for 2009.

•
Limited Amount of Long Term Restricted Stock Excluded from Bonus Prohibition. EESA permits us to pay a limited amount of “long-term” restricted stock to our five most highly-compensated employees without such compensation qualifying as a prohibited bonus, or incentive or retention award. The amount is limited to one-third of the total annual compensation of the employee. EESA requires such stock to have a minimum 2-year vesting requirement, and to not be transferable by the employee until the Company has repaid specified percentages of its obligations under the CPP.

•
Golden Parachutes. EESA prohibits any severance payment to any NEO or any of the next five most highly-compensated employees upon termination of employment for any reason as well as any change in control payment. EESA provides an exception for amounts paid for services performed or benefits accrued. Under EESA, a payment, or a right to payment, generally will be treated as a payment for services performed or benefits accrued only if the payment would be made regardless of whether the employee departs or the change in control event occurs, or if payment is due upon departure of the employee, regardless of whether the departure is voluntary or involuntary. EESA also provides exceptions for certain payments made under benefits plans or deferred compensation plans.

•
Clawback. EESA requires us to recover any bonus or other incentive payment paid to any of our NEOs or the next twenty most highly-compensated employees on the basis of materially inaccurate financial statements or any other materially inaccurate performance metric or criteria. Prior to ESSA, we already had a similar policy in place, but strengthened it to conform to the details of EESA.

•
Limit on Tax Deduction. When we entered into the agreement with the Treasury on December 23, 2008, we contractually agreed to abide by a provision of EESA and the Treasury’s regulations which limits our tax deduction for compensation paid to $500,000 annually and eliminates the exclusion from this $500,000 limit for performance-based compensation. This provision amended the Internal Revenue Code by adding a new Section 162(m)(5), which imposes a $500,000 deduction limit.

•
Shareholder “Say-on-Pay” Vote Required. EESA requires us to include a non-binding shareholder vote to approve the compensation of executives as disclosed in the Company’s proxy statement. We have included a say-on-pay proposal as Proposal 2 in this Proxy Statement.

•
Policy on Luxury Expenditures. EESA required us to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services. Our Board of Directors adopted this policy effective June 18, 2009.

•
Reporting and Certification. EESA requires our CEO and CFO to provide a written certification of compliance with the executive compensation restrictions in EESA in our annual report. EESA also requires certain disclosures and certifications by the Committee, which it makes in its report which is provided at the end of this CD&A.

Other Regulation
On October 22, 2009, the Federal Reserve issued proposed guidance on incentive compensation. The guidance includes three principles:
•	Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees incentives to take excessive risks on behalf of the banking organization.
•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.
•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.
The guidance was immediately effective under the Federal Reserve’s power to regulate the safety and soundness of financial institutions. The Federal Reserve will apply the guidance to all U.S. financial institutions. We expect to better understand how this guidance will affect us in the coming months.
Decisions Regarding Composition of Total Compensation
Total direct compensation for each NEO is a mix of cash and long-term incentives. Historically, total cash compensation included salary and an annual cash incentive award. However, EESA prohibits the Company from paying an annual cash incentive to our top five most highly-compensated employees. Our implementation of EESA requirements while maintaining a competitive balance has resulted in guaranteed pay constituting a larger percentage of total compensation. Historically, long-term incentives included restricted stock, stock options and stock appreciation rights. However, EESA prohibits stock options and stock appreciation rights and limits the amount of restricted stock that the Company may issue to the Company’s top five most highly-compensated employees to one-third of total compensation. Salary is the only portion of compensation that is not at risk. Historically, we attempted to provide a portion of total direct compensation paid to our NEOs as non-cash and to tie total direct compensation to our performance. We did this so that shareholder returns, along with corporate, business unit and individual performance, both short and long-term, impact executive pay. The Committee has historically used long-term restricted stock, stock options and stock appreciation rights to motivate executives to align the executives’ interests with shareholders’ interests and to focus on the long-term performance of the business. This element of compensation is limited during the TARP Period for the Company’s five most highly-compensated employees as described above by the prohibitions under EESA. The Company’s emphasis on compensation elements other than salary has historically subjected its executives to downside risk related to the Company’s performance, and this has significantly affected (both positively and negatively depending on the Company’s performance) their overall compensation.

Effect of EESA on Components of Executive Compensation
EESA affects the relative proportion of different types of compensation that we may pay to the NEOs and our other executive officers. The proportion of salary to total direct compensation will increase as a result of the elimination of the annual cash incentive and the limits on the amount of restricted stock that may be granted. The impact of EESA for our five most highly-compensated employees is summarized below:

Compensation Element	Prior to EESA	After EESA

Salary	• Cash only	• Cash • Salary in the form of long-term restricted stock

Annual Incentive	• Cash	• Not allowed

Long-term Incentive	• Stock options	• Not allowed
	• Stock appreciation rights	• Not allowed
	• Restricted stock	• Restricted stock limited to one-third of total compensation and subject to vesting and transferability limitations
Corporate and Individual Performance Measures
For our NEOs, we tie compensation to corporate performance, peer group comparisons and individual performance. The Committee considers individual performance, long-term potential, and the other individual factors when determining the size of long-term incentive compensation grants. Among the elements of individual performance considered by the Committee are leadership, talent management, risk management, and individual contributions to our improvement in financial performance, including growing the business, efficiency and productivity.
Market Competitiveness
To ensure that we continue to offer competitive total compensation to our NEOs, annually the Committee reviews the marketplace in which we compete directly for executive talent utilizing a select group of historically high performing banks. From this review, we generally target total compensation—salary, short-term incentives, long-term incentives, and benefits—at peer median, with minor deviations to reflect individual circumstances. Each such element of total compensation is benchmarked separately, as is total compensation. As a result of the turmoil in the financial services industry, and the compensation limitations applicable to financial institutions participating in the CPP, it has become difficult to obtain timely and meaningful peer information, although we have increased our efforts to obtain such information through regular discussions with our compensation consultants.
The Committee chose these companies based on generally similar attributes of size, number of employees, product offerings, and geographic scope. In setting 2009 compensation, our peer group remained unchanged and consisted of the following companies: Capital City Bank Group, Inc, First Bancorp, Pinnacle Financial Partners, Inc, Renasant Corporation and SCBT Financial Corporation.
We believe that our market review assists us in making executive compensation decisions that are consistent with our objectives, especially those of attracting, retaining and motivating our executive officers. Also, because the current marketplace is the most relevant, when making annual executive compensation decisions, the Committee does not take into account an individual’s accumulated value from past compensation grants.

Executive Compensation Program Overview
Our executive compensation program has historically consisted of four parts:
•	Salary.
•	Short-Term (Annual) Cash Incentives.
•	Long-Term Incentives.
•	Benefits.
1. Salary
We pay salaries to attract and retain talented executives. The level of salaries we pay depends mostly on each executive’s experience, duties, and scope of responsibility. We target the level of salary at peer median to be competitive. Salary affects the level of benefits, such as the amount of pension benefits and the potential payment under our change in control agreements, discussed below. Salary also affects the amount of restricted stock that we may award to our top five most highly-compensated employees under EESA limitations.
The Committee has historically determined annual increases to NEOs base salaries in January or February after reviewing the Company’s performance for the prior fiscal year and after considering an individual’s performance and/or changed responsibilities. For 2009, the Committee eliminated base salary increases for all of our NEOs. The decision to eliminate base salary increases was based on the Company’s poor financial results for the 2008 and 2009 performance period.
2. Short-Term (Annual) Incentives
The Company has utilized short-term annual cash incentive payments historically to reward the achievement of annual performance goals, including Return on Assets, Return on Equity, Earnings Per Share and Stock Price performance. The short-term annual incentives were designed to:
•	Support our strategic business objectives.
•	Promote the attainment of specific financial goals.
•	Reward achievement of specific performance objectives.
•	Encourage teamwork.
EESA prohibited us from paying short-term cash incentives to our five-most highly-compensated employees during the TARP Period, and accordingly the Company did not adopt an annual cash incentive plan for the NEOs in 2009.
3. Long-Term Incentives
We attempt to reward effective long-term management decision-making through our long-term incentives. These incentives focus attention on long-range objectives and future returns to shareholders.
In 2009, we made grants of restricted stock at our February 22, 2009 Committee meeting to certain of our executive officers that were not our NEOs. In 2009, we did not award any equity awards to its NEOs. Historically, the February meeting is when the grant decisions have been made each year. EESA will continue to limit the form and amount of restricted stock we can pay to our five most highly-compensated employees in 2010.
We have historically utilized a combination of time-based vesting restricted stock and stock options to incentivize our NEOs to achieve long-term success. Restricted stock, like stock options, aligns compensation with shareholder return since the executive receives a benefit to the extent the Company’s stock price appreciates. Unlike stock options though, restricted stock always has value unless our stock price falls to zero. Restricted stock does provide less leverage to corporate performance than stock options, which is an advantage in terms of risk, and may limit an executive’s incentive to engage in unnecessary or excessively risky behavior.

EESA permits “long-term” restricted stock, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock. To comply with EESA, such grants must also have a minimum service requirement of at least two years and may not be transferable until after we repay specified percentages of our CPP-related obligations.
For 2010, the Committee has not made any long-term incentive awards to the NEOs or our other executive officers
4. Benefits
A. 401(k) Plan and 401(k) Excess Plan Contributions
We offer a qualified 401(k) Plan and a nonqualified 401(k) Deferred Compensation Plan to provide tax-advantaged savings vehicles. We have historically made contributions to the 401(k) Plan to encourage employees to save money for their retirement. These plans enhance the range of benefits we offer to executives and enhance our ability to attract and retain employees.
Under the terms of the Green Bankshares, Inc. 401(k) Profit Sharing Plan, employees may defer from 1% to 20% of their eligible pay. Historically the Company participated in the Safe Harbor Rule which guaranteed a 3% of eligible compensation contribution. Additionally, the Company would also historically provide a discretionary 3% contribution. All contributions are deposited into investment funds, including company stock, based on Plan participants’ directions.
In July 2009, the Company contributions were suspended due to poor Company performance.
B. Perquisites and Other Benefits
We eliminated company sponsored country club memberships during 2009.
C. Post-Termination Compensation
Retirement Plans. We maintain both qualified and nonqualified retirement plans that we have designed to work together to provide retirement pay to certain of our senior executives. We pay the entire administrative costs for the 401(k) Plan and the Deferred Compensation Plan, each of which encourage participants to set aside part of their current earnings to provide for their retirement.
All of the nonqualified deferred compensation plans are considered our “unfunded” general contractual obligations and are subject to the claims of our creditors. If we were ever to become insolvent, participants would be considered our general unsecured creditors. This status with respect to these benefits should help ensure that the interests of the officer-participants are aligned with our long-term interests of those of our shareholders.
Employment Agreements/Change in Control Agreements. We had previously entered into Employment Agreements, which include a change in control provision, with both the Chief Executive Officer and the President and Chief Operating Officer. The agreements were initially for a three year period with an annual automatic renewal unless either party notifies the other of a termination at least 90 days prior to the end of the then current term. These Employment Agreements include provisions which provide for payment to the executive if his employment is terminated either without cause by the Company, or with good reason by the executive. The amount of the payment is determined by whether we or the executive terminates the agreement and whether the termination occurs before or after a change in control. As discussed below, the Employment Agreements are subject to regulations under the EESA provisions which prohibit “golden parachute” payments that eliminate these termination payment obligations during the TARP Period.

Additionally, the Company had entered into Change in Control Agreements with selected members of senior management, including each of the NEOs other than the Chief Executive Officer and President and Chief Operating Officer. The Change in Control Agreements were entered into as a function of the consolidation occurring in the financial services industry and to avoid having our executives distracted by a rumored, or actual, change in control. If a change in control were to occur, we want our executives to be focused on the business and the interests of the shareholders. We believe that it is important that our executives react neutrally to a potential change in control and not be influenced by personal financial concerns. The Board believes that our Change in Control Agreements and the change in control provisions of the Employment Agreements described above are consistent with market practices and assist us in retaining our executive talent. The level of benefits have been set at either 1.99 times or 2.99 times the participating executive’s base amount within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be payable in a lump sum six months following the executive officer’s termination without cause or for a good reason if the executive is terminated within eighteen months of a change in control. We believe this structure is common and necessary to remain competitive within the banking industry as a whole and, more specifically, with our peer group. In establishing the multiples of base salary and bonus that a terminated NEO would be entitled to receive following his or her termination after a change in control, the Committee considered the need to be able to competitively recruit and retain talented executive officers who often times seek protection against the possibility that they might be terminated without cause or be forced to resign without cause, particularly following a change of control. When establishing the multiples, the Committee also sought to provide benefits at a level that it believed would provide appropriate compensation for the NEO in the event of consummating a transaction that, although possibly detrimental to the individual’s employment prospects with the resulting company, would be beneficial to the Company’s shareholders.
The Committee believes that the protections afforded in Employment Agreements and Change in Control Agreements are reasonable and are an important element in retaining the Company’s NEOs and certain other members of senior management.
In connection with the Company’s sale of preferred stock to the Treasury in connection with the CPP, each of our NEOs executed letter agreements with the Company in 2008 in which each officer agreed that (i) the Company is prohibited from paying any “golden parachute” payment (as originally defined in Section 111(b)(2)(c) of the EESA) to the officer during any period that the executive is a senior executive officer of the Company and the Treasury holds any equity or debt securities of the Company issued in the CPP; (ii) any bonus or incentive compensation paid to the named executive officer during any period that the officer is a senior executive officer of the Company and the Treasury holds any equity or debt securities of the Company issued in the CPP is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or performance metric criteria; and (iii) each of the Company’s benefit plans were amended with respect to the named executive officer to the extent necessary to give effect to the limitations described above in this paragraph. As described above, the ARRA and the June 2009 IFR imposed additional restrictions and limits concerning executive compensation of companies that participated in the CPP, including a provision prohibiting any payment to any named executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued. In December 2009, the Committee requested, and subsequently received, additional letter agreements from each of the NEOs acknowledging the additional limitations on the individual’s compensation imposed under EESA, as modified by the ARRA and the June 2009 IFR during the TARP Period. Regulations or guidance by the Treasury with respect to future additional restrictions may require the Company to seek additional modifications to the agreements that it has entered into with its NEOs and certain other highly-compensated employees.
Both the Chief Executive Officer and the President and Chief Operating Officer have entered into Non-competition Agreements with the Company. In consideration for entering into these agreements, the Company has provided certain deferred compensation benefits which have been funded by individual insurance policies. The benefits payable to both individuals range from 7 to 10 years based upon certain events occurring such as age, retirement, disability or death and are described in more detail below. If either of these individuals are terminated for cause, then the Company will be released from its obligation.

Share Ownership and Share Retention Guidelines. Although our directors and executive officers already have a significant equity stake in our company (as reflected in the beneficial ownership information contained in this Proxy Statement), we have adopted a share ownership and retention policy for directors and for senior management to formalize these important principles of share ownership and share retention. We require our NEOs to own Company common stock worth at least 1.5 times their 2006 annual cash salary in order to be eligible to participate in the long-term incentive program in 2010 and beyond. We allow these officers five years to meet this ownership requirement, measured from the later of the date we adopted this policy in February 2006 or the date they became subject to the policy. We count unvested restricted stock and our common stock or its equivalent held in the 401(k) Plan and shares held in nonqualified plans in determining compliance with these guidelines.
We require non-employee members of our Board to accumulate and own a multiple of four times their average annual base retainer fee, determined over the four previous year’s base retainer fees received, in our common stock. New Directors are required to receive their annual retainer fee in equivalent shares of Company stock until they fulfill the ownership requirements. We count restricted stock towards this requirement. We allow members of the Board five years in which to meet this requirement, measured from the later of the date we adopted this policy or from their election to the Board.
Compensation For New Chief Executive Officer
In connection with Mr. Rownd’s appointment as the Company’s and the Bank’s Chief Executive Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Rownd on March 15, 2010. Pursuant to the Offer Letter, based upon the advice and counsel of the Compensation Committee’s independent compensation consultant, Pear Meyers, Mr. Rownd will be entitled to an initial annual base salary of $400,000. In addition, on his first day of employment, Mr. Rownd will be granted restricted stock in an amount equal to $200,000 of the Company’s common stock on the date of grant, subject to the restrictions and limitations of the EESA, as amended by the ARRA and as implemented by the June 2009 IFR. In accordance with the restrictions under the EESA, including the June 2009 IFR, the restricted stock grant will have a minimum service requirement of at least two years and will not be transferable until after the Company repays specified percentages of its obligations to the Treasury under the CPP. In addition, Mr. Rownd will be eligible to participate, subject to limitations and restrictions in the EESA and the June 2009 IFR, in the Company’s health insurance, 401(k) retirement plan and other broad-based benefit programs.
The Offer Letter also provides that Mr. Rownd will be entitled to a relocation package, which the Board has approved to consist of customary closing costs on the sale of his existing house and the purchase of a new house, realtor commission, moving expenses not to exceed $25,000, temporary housing expenses for a period not to exceed six months and not to exceed $1,500 per month and periodic travel expense not to exceed $3,500.
Tax Considerations
We consider the tax treatment of various forms of compensation and the potential for excise taxes to be imposed on our NEOs which might have the effect of frustrating the purpose of such compensation. We consider several provisions of the Internal Revenue Code.
Section 162(m). Prior to amendments enacted by EESA, Section 162(m) provided that we may not deduct for federal income tax purposes compensation expense we incur in excess of $1 million for any year for our CEO, CFO and the three other highest paid executive officers at the end of such year. Although this limitation was previously in effect, it did not apply to any of our covered employees due to their compensation levels.
Effect of EESA on Section 162(m). Beginning in 2008, as a result of our participation in the CPP, we became subject to certain executive compensation requirements under EESA. Among those was our agreement to not deduct for federal income tax purposes compensation paid to any NEO in excess of $500,000. In addition, we are prohibited from deducting certain performance based compensation we pay under shareholder approved plans. Due to existing compensation levels, this change is not expected to have an impact on the Company in 2010.
Section 409A. Section 409A generally governs the form and timing of nonqualified deferred compensation payments. Section 409A imposes sanctions on participants in nonqualified deferred compensation plans that fail to comply with Section 409A rules, including accelerated income inclusion, an additional 20% income tax (in addition to ordinary income tax) and an interest penalty. We had previously amended our nonqualified deferred compensation plans to comply with Section 409A or to qualify for an exemption from Section 409A.

Compensation Committee Report
Compensation Discussion and Analysis
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.
Risk Review
The Committee has also reviewed the Company’s review of the risks implicated by both the incentive plans in which our NEOs, who we sometimes refer to as our senior executive offices or SEOs participate, and all other compensation plans, including those in which SEOs do not participate.
2009 Incentive Compensation Pay For Performance Review
On June 15, 2009, the Treasury published the June 2009 IFR that applies additional risk review requirements to companies that participated in the CPP and which have outstanding obligations to the Treasury under the CPP. In recognition of those requirements, the Company commenced a broad review of its incentive plans. This review analyzed each plan on two dimensions—compensation risk and business risk.
2009 Risk Review
Building on the 2009 review, the Committee met with the chief risk officers and discussed and reviewed all of the Company’s compensation plans. No changes had been made to the plans previously reviewed.
Most revenue generating employees participate in a functional incentive plan. We use these plans to link employee compensation to the successful achievement of their business objectives. We try to structure these plans to drive behaviors that directly affect revenue or productivity.
While our plans have many common features and plan terms, they generally fall into one of two categories: commission plans or incentive plans. Commission plans pay based on production less a monthly draw. Incentive plans pay based on formulas tied to new sales and revenue growth above a threshold with appropriate risk measures designed to include asset quality characteristics.
During 2009, the Committee reviewed each of our incentive plans including: 1) The Executive/Senior Management Bonus Plan which was suspended in 2009 due to poor financial performance; 2) The Commercial/Retail Relationship Officer Bonus Plan which was suspended in 2009 due to poor financial performance; 3) The Teller Incentive Plan which is based upon new deposit account openings and does not pose a material risk to the Company; 4) The Branch Manager Incentive Plan which is based upon overall branch performance and does not pose a material risk to the Company and 5) The GreenWealth Compensation Plan which is primarily a commissioned based plan for the sale of annuity products through a third party and was deemed not to pose a material risk.
The review of our functional incentive plans, through a risk lens, was intense during the last half of 2009 and will continue into 2010. We have made good progress in strengthening the balance between safety and soundness of the Company, risk management, and incentive compensation. We will continue to approach our work by applying the following principles:
•
Balance incentive compensation arrangements with our financial results. We will review our incentive plans regularly to ensure that they do not provide incentives to take excessive and unnecessary risks.

•	Use risk-management processes and internal controls to reinforce and support the development and maintenance of our incentive compensation arrangements.
•	Reinforce our compensation practices with strong corporate governance.
•	Use performance measures that include or adjust for risk.

Future Reviews
On an ongoing basis, at least every six months, and for so long as we have any obligations outstanding to the Treasury under CPP, the Committee will discuss, evaluate, and review with the chief risk officer(s) the employee compensation plans in light of the risks posed to the Company by such plans and how to limit such risks, specifically to ensure that:
•	the senior executive officer compensation plans do not encourage employees to take unnecessary and excessive risks that threaten the value of the Company,
•	the employee compensation plans do not encourage the manipulation of the Company’s reported earnings to enhance the compensation of any of the Company’s employees, and
•	to identify and eliminate the features in these plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.
The Committee will discuss, evaluate and review with the chief risk officers features in the Company’s senior executive officers compensation plans that could lead senior executive officers to take unnecessary and excessive risks and the features in the employee compensation plans that pose risks to the Company, including any features in the senior executive officer compensation plans and the employee compensation plans that would encourage behavior focused on short-term results and not on long-term value creation. The Committee is required to limit these features to ensure that the senior executive officers are not encouraged to take risks that are unnecessary or excessive and that the Company is not unnecessarily exposed to risks.
Conclusions of 2009 Risk Review
As a result of the work performed, based upon the Committee’s review, the Committee is able to certify that:
1.
The Committee has discussed, evaluated and reviewed with the chief risk officers the senior executive officer compensation plans to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company;

2.
The Committee has discussed, evaluated and reviewed with the chief risk officers the employee compensation plans in light of the risks posed to the Company by these plans and how to limit such risks; and

3.
The Committee has discussed, evaluated and reviewed the employee compensation plans to ensure that these plans do not encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Submitted by the Compensation Committee of the Board of Directors.
John Tolsma, Chairman
Martha Bachman
Bruce Campbell
W.T. Daniels
Charles Whitfield, Jr.

2009 SUMMARY COMPENSATION TABLE

								Change in
								Pension Value
								and
						Non-Equity		Nonqualified
				Stock	Option	Incentive Plan		Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation		Compensation	Compensation	Total
Principal Position	Year	($)	($)	(1)($)	(2)($)	($)		Earnings (4)($)	(5)($)	($)

R. Stan Puckett	2009	$325,000	$—	$—	$—	$—		$—	$133,933	$458,933
Chairman of the Board	2008	325,000	—	42,576	—	—		—	139,749	507,325
and Chief Executive	2007	278,250	—	—	102,303	134,048	(3)	2,195	131,573	648,369
Officer of the Company and the Bank (“CEO”)

Kenneth R. Vaught	2009	$267,000	$—	$—	$—	$—		$—	$106,439	$373,439
Director, President and	2008	267,000	—	42,576	—	—		—	106,792	416,368
Chief Operating Officer	2007	237,000	—	—	113,670	112,106	(3)	513	98,170	561,459
of the Company and the Bank (“COO”)

James E. Adams	2009	$228,000	$—	$—	$—	$—		$—	$15,618	$243,618
Executive Vice President,	2008	228,000	—	40,008	—	—		—	25,079	293,087
Chief Financial Officer	2007	200,000	—	—	36,033	72,000	(3)	—	23,835	331,868
and Secretary of the Company and the Bank (“CFO”)

Steve L. Droke	2009	$188,043	$—	$—	$—	$—		$—	$6,942	$194,985
Senior Vice President	2008	183,325	—	32,154	—	—		—	18,329	233,808
and Chief Credit Officer	2007	160,813	—	—	30,352	36,400	(3)	—	17,094	244,659
of the Bank (“CCO”)

William C. Adams, Jr.	2009	$172,682	$—	$—	$—	$—		$—	$5,650	$178,332
Senior Vice President	2008	172,682	—	30,288	—	—		—	13,135	216,105
and Chief Information	2007	151,475	—	—	28,586	36,450	(3)	—	11,900	228,411
Officer of the Bank (“CIO”)

(1)
The value of these awards is determined by multiplying the number of restricted shares granted by the stock’s closing price on the grant date. These restricted shares were issued in the first quarter of 2008 based upon 2007 performance.

(2)
The assumptions used in valuing these options awards are detailed in “Note 13 — Stock-Based Compensation” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on February 25, 2010. These valuations were calculated with respect to the grant date fair value of these awards under Accounting Standards Codification (“ASC”) 718.

(3)	Payment for 2007 performance paid in January 2008.

(4)
The amount in the column captioned “Change in Pension Value and Nonqualified Deferred Compensation Earnings” is the deemed above-market interest earned on deferred compensation based upon 120% of the Long Term Annual Applicable Federal Rate (“AFR”) published by the Internal Revenue Service in May 2006 (6.02%). The Company’s interest rate for 2009 was 4.00%, 0.00% in 2008 and 6.72% in 2007. Please see “Note 9 — Benefit Plans” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on February 25, 2010. No earnings were credited for the year ending December 31, 2008 because the Company had a negative Return on Shareholders’ Equity for 2008.

(5)	The amounts shown as “All Other Compensation” for 2009, 2008 and 2007 include the following:

		Amounts
		Accrued under			Health and Life
	Directors Fees	Non-Compete	Company 401(k)	Company Car	Insurance Paid	Country Club
Name	Paid or Earned	Agreement	Contribution	Allowance	by the Company	Dues
2009
R. Stan Puckett	$19,800	$101,301	$4,288	$—	$2,905	$5,639
Kenneth R. Vaught	19,800	78,824	4,288	—	1,455	2,072
James E. Adams	—	—	3,990	9,000	—	2,628
Steve L. Droke	—	—	3,291	—	1,023	2,628
William C. Adams	—	—	3,022	—	—	2,628

2008
R. Stan Puckett	20,400	94,942	13,800	—	2,942	7,665
Kenneth R. Vaught	20,400	68,609	13,800	—	1,455	2,528
James E. Adams	—	—	13,680	8,625	—	2,774
Steve L. Droke	—	—	10,100	—	5,455	2,774
William C. Adams	—	—	10,361	—	—	2,774

2007
R. Stan Puckett	17,800	88,983	13,500	—	3,216	8,074
Kenneth R. Vaught	17,800	62,379	13,500	—	1,525	2,966
James E. Adams	—	—	11,593	9,375	—	2,867
Steve L. Droke	—	—	9,590	—	4,637	2,867
William C. Adams	—	—	9,033	—	—	2,867
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009
There were no grants of plan based awards during the fiscal year 2009.
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2009:

	Option Awards							Stock Awards
											Equity
				Equity						Equity	Incentive Plan
				Incentive						Incentive Plan	Awards:
				Plan						Awards:	Market or
				Awards:						Number of	Payout Value
	Number	Number of		Number of						Unearned	of Unearned
	of	Securities		Securities				Number of	Market Value	Shares, Units	Shares, Units
	Securities	Underlying		Underlying				Shares or	of Shares or	or Other	or Other
	Underlying	Unexercised		Unexercised	Option			Units of Stock	Units of Stock	Rights That	Rights That
	Unexercised	Options(#)		Unearned	Exercise	Option		That Have	That Have	Have Not	Have Not
	Options(#)	Unexercisable		Options	Price	Expiration		Not Vested	Not Vested	Vested	Vested
Name	Exercisable	(1)		(#)	($)	Date		(#) (4)	($) (5)	(#)	($)
R. Stan Puckett	9,000	—		—	$13.86	12/31/10	(2)	—	—	—	—
	9,000	—		—	15.09	12/31/11	(2)	—	—	—	—
	9,000	—		—	16.41	01/13/13	(2)	—	—	—	—
	9,000	—		—	19.97	01/09/14	(2)	—	—	—	—
	9,000	—		—	26.89	01/25/15	(2)	—	—	—	—
	5,400	3,600		—	28.90	02/21/16	(2)	—	—	—	—
	3,600	5,400		—	34.63	03/19/17	(2)	—	—	—	—
	3,600	5,400	(3)	—	34.63	03/19/17	(2)	—	—	—	—
	—	—		—	—	—		2,057	$7,302	—	—
	—	2,057	(6)	—	16.56	01/14/13	(6)	—	—	—	—

Kenneth R. Vaught	1,455	—		—	32.00	12/31/10	(2)	—	—	—	—
	10,000	—		—	23.99	12/31/14	(2)	—	—	—	—
	8,000	2,000		—	26.89	12/31/15	(2)	—	—	—	—
	6,000	4,000		—	28.90	02/17/16	(2)	—	—	—	—
	4,000	6,000		—	34.63	03/19/17	(2)	—	—	—	—
	4,000	6,000	(3)	—	34.63	03/19/17	(2)	—	—	—	—
	—	—		—	—	—		2,057	7,302	—	—
	—	2,057	(6)	—	16.56	01/14/13	(6)	—	—	—	—

James E. Adams	1,800	1,200		—	28.90	2/21/16	(2)	—	—	—	—
	1,200	1,800		—	36.32	2/20/17	(2)	—	—	—	—
	—	—		—	—	—		1,647	5,847	—	—
	—	1,647		—	19.44	02/27/13	(6)	—	—	—	—

Steve L. Droke	2,800	—		—	32.00	12/31/10	(2)	—	—	—	—
	590	—		—	19.00	01/10/13	(2)	—	—	—	—
	2,947	—		—	23.21	01/09/14	(2)	—	—	—	—
	2,208	552		—	26.89	01/25/15	(2)	—	—	—	—
	1,981	1,321		—	28.90	02/21/16	(2)	—	—	—	—
	1,010	1,517		—	36.32	02/20/17	(2)	—	—	—	—
	—	—		—	—	—		1,324	4,700	—	—
	—	1,324	(6)	—	19.44	02/27/13	(6)	—	—	—	—

William C. Adams	2,450	—		—	32.00	12/31/10	(2)	—	—	—	—
	2,579	—		—	16.00	12/31/11	(2)	—	—	—	—
	2,579	—		—	19.00	12/31/13	(2)	—	—	—	—
	2,579	—		—	23.21	01/10/14	(2)	—	—	—	—
	1,812	453		—	26.89	01/09/15	(2)	—	—	—	—
	1,883	1,256		—	28.90	01/25/16	(2)	—	—	—	—
	952	1,428		—	36.32	02/21/17	(2)	—	—	—	—
	—	—		—	—	—		1,247	4,427	—	—
	—	1,247	(6)	—	19.44	02/27/13	(6)	—	—	—	—

(1)	Options or cash-settled stock appreciation rights become exercisable in five equal annual installments beginning on the first anniversary of date of grant.

(2)	The expiration date of each option or cash-settled stock appreciation right occurs ten years after the date of grant for each option.

(3)
Cash-settled stock appreciation rights. These cash-settled stock appreciation rights vest in tandem with the stock options they were granted with and can only be exercised if the market price of the Company’s stock is greater than the issue price of the stock appreciation right on the date of exercise of the option.

(4)	These are restricted stock awards that become vested in five equal annual installments beginning on the first anniversary of the date of grant.

(5)	Market value is determined by multiplying the closing market price of the Company’s common stock on December 31, 2009 by the number of shares.

(6)
Cash-settled stock appreciation rights. The annual vested potion of these cash-settled stock appreciation rights expire if not exercised with the vesting of the restricted stock awards they are linked to and expire in five years from grant date. These cash-settled stock appreciation rights can only be exercised if the market price of the Company’s stock is greater than the issue price of the stock appreciation right on the date of vesting.

OPTIONS EXERCISED AND STOCK VESTED TABLE FOR FISCAL 2009
The following table sets forth certain information with respect to restricted shares that vested and the value realized on these shares as of the vesting date for the Named Executive Officers in fiscal 2009:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($) (1)

R. Stan Puckett	—	$—	514	$5,243
Kenneth R. Vaught	—	$—	514	$5,243
James E. Adams	—	$—	411	$2,939
Steve L. Droke	—	$—	330	$2,360
William C. Adams	—	$—	311	$2,224

(1)	Equals the product of the number of shares vesting and the closing price for the Company’s common stock on the vesting date.
PENSION BENEFITS
The Company has entered into non-compete agreements with each of Messrs. Puckett and Vaught, pursuant to which the Company has agreed to provide certain retirement benefits to each of these officers. Information regarding potential payments pursuant to these agreements is set forth below:

			Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
R. Stan Puckett	Non-Compete Agreement	6	$520,043	$—
Kenneth R. Vaught	Non-Compete Agreement	5	347,656	—
Pursuant to Mr. Puckett’s non-compete agreement, he has agreed not to, among other things, during the term of his employment or following termination of his employment until his sixtieth (60th) birthday, engage in the business of banking in any county of any state in which the Company has an office or branch at the time of his termination. In consideration for this agreement, the Company has agreed to pay Mr. Puckett a deferred compensation benefit for a period of seven years following the termination of his employment, or upon his sixtieth (60th) birthday if Mr. Puckett is still employed with the Company on such date. If Mr. Puckett dies before age 54 while still employed by the Company, the benefit will be paid to his beneficiary as if he had retired on his fifty-fourth (54th) birthday. Mr. Puckett’s non-compete agreement also provides for the payment of benefits for seven years following a change in control of the Company or Mr. Puckett becoming disabled. The Company accrued $101,301 for the payment of the benefit under this agreement in 2009.

Pursuant to Mr. Vaught’s non-compete agreement, he has agreed that, in exchange for his receipt of a deferred compensation benefit, that during the term of his employment or following his termination by the Company without cause or his voluntary resignation, until his forty-six (46th) birthday, he would not either directly or indirectly engage in the business of banking, or any other business in which the Company directly or indirectly engages during the term of his employment with the Company in any county of any state in which the Company has an office or branch at the time of his termination.
In consideration of his agreement not to compete, the Company agreed to pay to Mr. Vaught, upon his reaching age 50, deferred compensation benefits for a period of 10 years following the termination of his employment or upon his fiftieth (50th) birthday if still employed by the Company at that date. If Mr. Vaught dies before age 50 while still employed by the Company, the benefits will be paid to his beneficiary beginning on August 1, 2014. If he dies after his fiftieth (50th) birthday while still employed by the Company, the benefit payments will commence within ninety days following his death. The agreement also provides that Mr. Vaught can defer receipt of these payments until age 60 if he is still employed by the Company at age 50. Mr. Vaught’s non-compete agreement also provides for the payment of benefits for ten years following a change in control. The Company accrued $78,824 for the payment of the benefit under this agreement in 2009.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR FISCAL 2009
The following table sets forth certain information with respect to deferrals made by the Company’s Named Executive Officers pursuant to the Company’s nonqualified deferred compensation plan described below, the earnings thereon and the aggregate balance at December 31, 2009:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY(1)	Last FY (1)	Last FY (1)	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
R. Stan Puckett (2)	$—	$—	$13,546	$—	$347,110

Kenneth R. Vaught	12,000	—	3,911	—	108,074

James E. Adams	—	—	—	—	—

Steve L. Droke	—	—	—	—	—

William C. Adams	—	—	—	—	—

(1)
All amounts reported in the columns titled “Executive Contributions in Last FY”, “Registrant Contributions in Last FY” and “Aggregate Earnings in Last FY” are also reported as compensation to such named executive officer in the Summary Compensation Table on page 23.

(2)	Mr. Puckett did not defer any compensation for the year ending December 31, 2009.
During 2009, 2008 and 2007, the Bank maintained a deferred compensation plan (the “Original Plan”) pursuant to which the Chief Executive Officer and the President and Chief Operating Officer could elect to defer receipt of a portion of their salaries by entering into deferred salary agreements with the Bank. In addition to the salary deferral, the agreements also provided for payment of benefits under certain events of disability, early retirement, termination of employment or death. The Bank is the beneficiary of life insurance acquired with respect to officers participating in the Original Plan. During 2006, the Company began using a formula which provides an annual earnings crediting rate based upon 75% of the Company’s return on average stockholders’ equity on balances in the plan, until the officer is separated from service, and, thereafter at an earnings crediting rate of 56.25% of the Company’s return on average stockholders’ equity for the year then ending. For the year ended December 31, 2008, the Company’s Return on Average Equity was (1.64%) and no earnings were credited. During 2009 the Company modified the annual earning crediting rate formula as follows: The annual crediting rate will be 100% of the annual return on stockholders’ equity with a 4% floor and a 12% ceiling, for the year then ended, on balances in the Plan until the director experiences a separation from services, and, thereafter, at a earnings crediting rate based on 75% of the Company’s return on average stockholders’ equity for the year then ending with a 3% floor and a 9% ceiling.
On September 20, 2004, the Company approved a separate deferred compensation plan for nonemployee directors (the “Nonemployee Plan”) which, effective July 1, 2004, enabled nonemployee directors to defer additional board and committee meeting fees, beyond those being deferred under the Original Plan, into certain investment vehicles, including a “deemed” investment in the Company’s common stock. Mrs. Bachman and former director Mr. Bachman are currently the only participants in the Nonemployee Plan. Mrs. Bachman deferred $1,050 of her director fees for 2009 into the Nonemployee Plan and had an increase of value of $10,298 on her account during 2009. On December 13, 2004, the Company amended and restated the Nonemployee Plan for the principal purpose of ensuring that it complies with The American Jobs Creation Act of 2004. On December 16, 2005, the Company approved additional changes to its Nonemployee Plan effective January 1, 2005, which further facilitate compliance with Section 409A of the Code.
On December 31, 2007, the Company entered into an employment agreement with each of R. Stan Puckett and Kenneth R. Vaught, the Company’s chief executive officer and president, respectively (the “Employment Agreements”), which agreements replaced the existing employment agreements with each of these individuals. Pursuant to the terms of the Employment Agreements, the Company agreed to employ Mr. Puckett and Mr. Vaught as the chief executive officer and president, respectively, of the Company for a three-year term ending December 31, 2010. Pursuant to the terms of the Employment Agreements, each employee’s term may be extended for additional three-year periods if the Company or the employee fails to notify the other of an intent to terminate the Employment Agreement upon not less than 90 days’ notice prior to the end of the then current term. Under the terms of the Employment Agreements, Mr. Puckett and Mr. Vaught will be entitled to a beginning base salary of $278,250 and $237,000, respectively, as well as director fees for service on the Company’s and its subsidiaries’ boards of directors, life insurance, participation in Company-sponsored benefit plans, including equity-based plans and cash incentive plans, and other fringe benefits.

The Company may terminate Mr. Puckett’s or Mr. Vaught’s employment immediately for cause, in which event the Company shall have no further obligations to pay Mr. Puckett or Mr. Vaught, as the case may be, for his services, except for any accrued and unpaid salary through the termination date. The Company may also terminate the employment of Mr. Puckett or Mr. Vaught, as the case may be, without cause, in which case the Company shall pay to Mr. Puckett or Mr. Vaught, not earlier than six (6) months following the date of termination, a lump sum payment equal to the sum of one year of such employee’s base salary plus an amount that is the average of the employee’s previous two years’ bonus. The Company is prohibited by the terms of EESA, including the June 2009 IFR, from paying this payment to the executives for as long as the Company has an obligation outstanding under the CPP to the Treasury. Mr. Puckett or Mr. Vaught may each also terminate his employment under the Employment Agreements voluntarily on not less than 60 days’ notice.
“Cause” is defined in the Employment Agreements to include (i) permanent disability of the executive; (ii) death of the executive; (iii) material breach of the Employment Agreement by the executive; (iv) failure of the executive to perform his duties in a manner that the Company requires; (v) an act of gross negligence by the executive that causes harm to the Company; (vi) the executive’s conviction of, or pleading guilty (including a plea of nole contendere) to, a criminal act which is a felony or which is a misdemeanor involving moral turpitude; (vii) excessive absenteeism by the executive; and (viii) any misrepresentation or breach of the covenants and warranties contained in the Employment Agreement by the executive.
Under the terms of the Employment Agreements, if within 18 months following a change in control the Company or its successor terminates Mr. Puckett or Mr. Vaught, as the case may be, without cause or Mr. Puckett or Mr. Vaught voluntarily resigns following a change in position, a reduction in title or a significant reduction in the duties which he is to perform for the Company or its successor, then the Company or its successor shall pay to Mr. Puckett or Mr. Vaught, as the case may be, a lump sum payment equal to 2.99 times Mr. Puckett’s or Mr. Vaught’s annual base salary and bonus for the year immediately preceding termination. This payment shall be made no earlier than six months’ following the date of termination. If payments to Mr. Puckett or Mr. Vaught following a change in control would create an excise tax for the employee under the excess parachute rules of Section 4999 of the Code, the Company is required to pay to the employee the amount of such excise tax and all federal and state income or other taxes with respect to any such additional amounts (the “Gross-Up Amount”) and such additional amount as is necessary to offset any tax liability of the employee as a result of the Gross-Up Amount.
A “Change in Control” is defined in the Employment Agreements to include a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Section 409A of the Code and any Internal Revenue Service guidance and regulations issued in connection with Section 409A of the Code.
The Company is prohibited from paying Mr. Puckett or Mr. Vaught his change in control payment under his employment agreement for so long as the Company has an obligation outstanding under the CPP to the Treasury.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION PROGRAM
AND PROCEDURES
The Company believes that the compensation for the Named Executive Officers, as described in the compensation discussion and analysis above, is based on a pay-for-performance culture and is strongly aligned with the long-term interests of the Company’s shareholders. The Company believes that its culture focuses executives on prudent risk management and appropriately rewards them for performance.
The Company also believes that both the Company and its shareholders benefit from responsive corporate governance policies and consistent dialogue.
The Company also believes that the extensive disclosure of compensation information provided in this proxy statement provides the Company’s shareholders the information they need to make an informed decision as they weigh the pay of the Named Executive Officers in relation to the Company’s performance.
This “Say-on-Pay” proposal gives you as a shareholder the opportunity to endorse or not endorse the compensation the Company paid to its Named Executive Officers in 2009 through the following resolution:
RESOLVED, that the shareholders of Green Bankshares, Inc. approve the compensation of the named executive officers of Green Bankshares, Inc. set forth in the Summary Compensation Table of this proxy statement as described in “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation in this proxy statement for its 2010 Annual Meeting.
Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
This proposal is provided as required pursuant to Section 111(e)(1) of the EESA based on the Company’s participation in the CPP.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
It is anticipated that the Audit Committee of the Company’s board of directors will appoint Dixon Hughes PLLC (“Dixon Hughes”) as the Company’s independent registered public accounting firm for 2010 at its next upcoming meeting, subject to ratification by the Company’s shareholders. The decision of the Audit Committee will be based on a review of the qualifications, independence, past performance and quality controls of the independent registered public accounting firm. The decision will take into account the proposed audit scope, staffing and approach, including coordination of the independent registered public accounting firm’s efforts with the Company’s outsourced internal audit function, as well as audit fees for the coming year. Dixon Hughes is considered to be well qualified.
In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Dixon Hughes, it is contemplated that the appointment of Dixon Hughes for the fiscal year ending December 31, 2010, will be permitted to stand unless the board of directors finds compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the board select a different independent registered public accounting firm for the following year. In order for the proposal to ratify the appointment of Dixon Hughes as the Company’s independent registered public accounting firm, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal.
Representatives of Dixon Hughes are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.
During the years ended December 31, 2009 and December 31, 2008, the Company incurred (including those billed or expected to be billed) the following principal independent auditor fees from Dixon Hughes:

	2009	2008
Audit Fees(a)	$328,525	$347,000
Audit-Related Fees(b)	36,550	26,600
Tax Fees(c)	31,000	29,500
All Other Fees(d)	—	—

(a)
Includes fees related to the annual independent audit of the Company’s consolidated financial statements and reviews of the Company’s annual report on Form 10-K, review of the Company’s interim financial statements, issuance of consents, Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) attest services, Sarbanes-Oxley Section 404 attest services, review of registration statements and quarterly reports on Form 10-Q.

(b)
Fees incurred were for (a) general accounting matters and related consultations and an employee benefit plan audit. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Dixon Hughes.

(c)
Fees incurred were for income tax return preparation and compliance services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Dixon Hughes.

(d)	There were no additional fees billed to the Company by Dixon Hughes for 2009 and 2008.
The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the Company’s independent auditor. The policy requires that all services provided by the independent auditor, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by the Company’s independent auditor during 2009.
THE COMPANY’S BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED APPOINTMENT OF DIXON HUGHES AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED ADOPTION OF THIS PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4 — TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING
MAJORITY ELECTION OF DIRECTORS
Frank Coleman Inman, 600 Cherry Drive, #3, Eugene, Oregon 97401, owning more than $2,000 of the Company’s Common Stock, has informed us that he intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting “AGAINST” this proposal if it is properly presented at the Annual Meeting. Unless otherwise specified, proxies will be voted “AGAINST” the proposal if it is properly presented at the Annual Meeting.
Stockholder Proposal Regarding Majority Election of Directors
Resolved: The shareholders request that our Board establish a rule (firmly specified in our charter or bylaws if feasible) that our director nominees must each receive support from at least fifty percent of share votes cast to obtain a seat on our board of directors. Shareholders will be provided in the proxy materials with the director nominee names, SEC-required declarations, biographical sketches, and photographs.
Stockholder’s Statement Supporting Item
In typical corporate board elections, stockholders have only one director nominee option for each open board position. Any shareholder(s) can withhold votes for any or all nominees, but lacking the need for a majority of share votes cast, the election results remain preordained.
In most years (because of our typically uncontested elections), only one stockholder need vote only one share for a board nominated director to ensure that director’s election. This is clearly sub-optimal, and raises accountability and control issues for many shareholders. We can do better!
Director priorities other than maximizing shareholder wealth have often contributed to corporations underperforming. While the merger with Civitas in May 2007 gained GreenBank a footprint in a prestigious area, how many pre-merger Green Bankshares stockholders would vote in favor again? Our stock price dramatically fell (more than that of most similar sized banks) from the time of pre-merger announcement to post-merger wrap-up.
Hopefully, we will be the smaller bank in any future merger, since smaller bank stockholders are more likely to grow wealthier, i.e. Civitas stockholders.
The Corporate Library credits corporate governance best practices, (which includes majority voting for directors) with adding an average of 5% to a firm’s value. Majority voting is recommended by nearly all corporate governance experts; forms have been successfully implemented by a large and growing number of corporations, including U.S. Bancorp, Lockheed Martin, Best Buy Co., and Bank of America.
Last year, the first year on the ballot, this proposal earned 42% support, a strong showing. Providing positive, practical, and meaningful director elections for stockholders may increase our Green Bankshares stock price, via more stockholder control of our GreenBank investments and more interest from large, sophisticated investors who demand best practices. Corporate governance may improve most via better board elections, and this practical solution makes sense for the vast majority of Green Bankshares stockholders.
Please vote “FOR” this pro-stockholder proposal.

The Company’s Board of Directors Statement OPPOSING this Proposal.
The Board of Directors believes that adherence to sound corporate governance policies and practices is important to ensuring that the Company is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of its shareholders. After careful consideration, the Board of Directors has determined that implementing the majority vote standard advanced in this shareholder proposal would not enhance shareholder value and would not be in the best interests of the Company and its shareholders. The Board of Directors believes the plurality vote standard continues to be the best standard for electing directors. Accordingly, the Board of Directors believes a change in the standard is unnecessary and could in fact lead to unintended and undesirable consequences. Further, the Board of Directors believes the current system provides shareholders a meaningful and important role in the election of directors. Therefore, the Board of Directors recommends a vote against this proposal.
The Company’s current director election policies are provided for under its Bylaws and Charter. The Company’s Bylaws provide that directors are elected under a plurality vote standard, meaning nominees who receive the most affirmative votes will be elected to the Board of Directors. The plurality voting standard for the election of directors is the predominant voting standard used by publicly traded companies. It is the default standard under Tennessee law and is known and understood by shareholders. The plurality voting standard yields a voting result that is certain and delivers election results in a simple, efficient and transparent manner. The Board of Directors believes that the plurality standard provides a reliable mechanism for electing an independent Board of Directors that is committed to delivering long-term shareholder value. Moving to a majority voting standard particularly now that brokers are not permitted to vote on director candidates without specific instructions from beneficial owners, could jeopardize the simplicity, certainty and efficiency of the current plurality system. Combining a majority vote standard with the loss of broker discretion on director elections could result in the situation where one or more directors may not receive a majority approval, creating uncertainty in voting results and an increased likelihood of a failed election.
The Company has a strong corporate governance process designed to identify and propose director nominees who will best serve the interests of the Company and its shareholders. The Board of Directors maintains a Nominating/Governance Committee that is composed entirely of independent directors, and all of the members of the Board of Directors, other than Messrs. Puckett, Vaught, Rownd and Mayberry (who is retiring from the Board at the Annual Meeting), are independent. In addition, the Company’s Corporate Governance Guidelines require that an independent director serve as the Board’s Lead Director if the Company’s Chief Executive Officer is also the Chairman on the Board. The Nominating/Governance Committee applies a robust set of criteria in identifying director nominees and has established procedures to consider and evaluate persons recommended by shareholders under the same criteria as nominees submitted by the Nominating/Governance Committee.
As a result of these practices, the Company has consistently elected, by a plurality, highly qualified directors from diverse business backgrounds with significant business contacts in the Company’s target market, substantially all of whom have been “independent” within the standards adopted by the Nasdaq Stock Market. In fact, the Company’s shareholders have a history of electing directors by a substantial majority of the votes cast.
The Board of Directors believes that the proponent’s characterization of the plurality voting process — in particular the suggestion that a director may be elected by receiving only a single affirmative vote — is highly theoretical and not supported by historic results. Over the past five years at each annual meeting, every director nominee has received the affirmative vote of more than 70% of the shares voting at each meeting. Adopting the proposal to depart from the Company’s plurality voting requirement would have had no effect on the outcome of our election process during this five-year period.
The Board of Directors believes that the proposal also has the disadvantage of not addressing the unknown and potentially negative consequences of instituting a majority vote system at this time. It does not address what would occur if no candidate receives the requisite majority vote. The proposal does not address how or when the Company would fill any vacancy resulting from a resignation of a director who did not receive the requisite majority vote. Such vacancies could be disruptive and interfere with the functioning of the Board of Directors. Also, any vacancies could leave the Company unable to meet Nasdaq Stock Market listing requirements relating to the independence and financial literacy of directors, or requirements of the Securities and Exchange Commission (“SEC”) relating to audit committee financial experts.

Even if the proposal were adopted and at a future election enough shareholder votes were withheld to prevent a director from receiving a majority vote, the Board of Directors believes that the best interest of the Company’s shareholders would not be served. For example, if withheld votes aggregated just over 50% of the votes cast, a director receiving just under a majority of the votes cast would not be elected. Similarly, if there were more candidates nominated than the number of open board seats, the shareholder votes could be spread in such a way that no nominee receives a majority of the votes cast. In either case, the nominee director preferred by the shareholders would not be elected and the result is less desirable than the current system of electing directors by a plurality vote.
Further, because under a majority voting standard the standard for director election is a majority of the votes cast, a single-issue activist would need to mobilize only a minority of the Company’s shareholders to achieve “AGAINST” votes from a majority of the votes cast. Consequently, a minority of the Company’s shares outstanding could act to defeat a director’s election. The Board of Directors believes it is unlikely shareholders generally want the consequences of a single-issue message to be the actual failure to elect a particular director or group of directors, especially given that the current plurality vote standard allows shareholders to nonetheless register dissatisfaction by means of a “withhold” vote for one or more directors. Further, such “vote-no” campaigns against the election of one or more of the Board of Director’s director nominees could force the Company to employ a proactive telephone solicitation, a second mailing or other strategies to obtain the required votes. The result would be increased spending for routine elections, which is not the best expenditure of the Company’s resources.
The Company’s current voting and corporate governance structure, under which shareholders may still express dissatisfaction with the Board of Directors by withholding votes for certain directors or proposing nominees, allows the Company to maintain a stable Board of Directors while evaluating an appropriate response to shareholder dissatisfaction. Consideration of all relevant factors on a case-by-case basis, rather than the uncertainty that would result from the implementation of a majority voting standard, gives the Board of Directors flexibility and enables it to avoid undesirable and disruptive governance consequences. The Board of Directors believes that the proponents’ concerns must be balanced with the significant benefits associated with retaining Board of Directors members who have tremendous institutional knowledge of the Company’s operations, its industry and its market areas.
The Company’s Board of Directors and the Nominating/Governance Committee have carefully considered the arguments in favor of and against this shareholder proposal. The Board of Directors believes that the Company’s current standard and policies continue to promote the best interests of the Company’s shareholders and believe that the vote of the shareholders on this same proposal at the 2009 Annual Meeting of Shareholders, at which shareholders owning only just over 26% of the total outstanding shares entitled to vote at that meeting voted in favor of the proposal, supports the directors’ beliefs that the current standard promotes the best interests of the Company’s shareholders.
FOR ALL THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 5 — TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING
ANNUAL ELECTION OF EACH DIRECTOR
Andrea Estelle Inman, 600 Cherry Drive, #3, Eugene, Oregon 97401, owning more than $2,000 of the Company’s Common Stock, has informed us that Ms. Inman’s husband, on her behalf, intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting “AGAINST” this proposal if it is properly presented at the Annual Meeting. Unless otherwise specified, proxies will be voted “AGAINST” the proposal if it is properly presented at the Annual Meeting.
Stockholder Proposal Regarding Annual Election of Directors
Resolved: The shareholders recommend that all of our director nominees must be elected annually to obtain a seat on our board of directors; this includes eliminating any charter specifications or by-laws that may hinder annual elections. Shareholders will be provided in the proxy materials with the director nominee names, SEC-required declarations, biographical sketches, and photographs.
Stockholder’s Statement Supporting Item
Currently, Green Bankshares stockholders only have the opportunity to vote upon roughly 1/3 of our directors in each annual election, raising accountability and control issues for many shareholders. In the vast majority of corporate board elections, stockholders have the opportunity to vote annually regarding all director nominees for the open board positions. Annual elections for all directors have been the standard in corporate governance for many years.
Arguments for annual elections for all directors are many:
1.	All directors receive feedback every year from stockholders, the owners.

2.	Directors become more accountable to stockholders, since they are slightly easier to replace if our bank underperforms.
3.	Since our elections are typically uncontested, election results should remain the same if our bank performs well.
4.	The likelihood of a larger bank offering the owners of Green Bankshares a high premium for our stock increases, maximizing shareholder wealth.
5.	Staggered elections are arguably more about director control (avoiding being profitably taken over) than about maximizing stockholder wealth.
6.	Since an increasing number of sophisticated investors and mutual funds invest in firms with corporate governance best practices, adopting annual director elections should help boost stock price.
Annual elections for all directors may increase our Green Bankshares stock price, via more stockholder control of our GreenBank investments. The Corporate Library credits corporate governance best practices (which includes annual elections for all directors) with adding an average of 5% to a firm’s value,
Last year, the first year on the ballot, this proposal earned 43% support, a strong showing. Corporate governance may improve most via better board elections, and this standard practical solution makes sense. for nearly all Green Bankshares stockholders.
Please vote in favor of this positive stockholder proposal.

The Company’s Board of Directors Statement OPPOSING This Proposal
The Nominating/Governance Committee of the Company’s Board of Directors, which is composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, including whether to maintain the Company’s classified Board structure. For the reasons set forth below and based on the recommendation of the Nominating/Governance Committee, the Company’s Board of Directors has determined that it is in the best interests of the Company and its shareholders to maintain the Company’s current classified Board structure.
Accountability to Shareholders. The Board of Directors disagrees with the argument advanced by the proponent that a classified Board of Directors minimizes accountability. Each director is required to uphold his or her fiduciary duties to the Company’s shareholders and the Company. Company directors are not less accountable to the shareholders or the Company because they are not re-elected every year. Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years. Except for the recessionary environment in 2008, the Company has had consistently strong short- and long-term results, demonstrating the commitment of our directors to achieving the Company’s goals.
The Company’s directors believe that they are no less attentive to shareholder concerns as a result of having been elected to three-year terms. In addition, since approximately one-third of directors stand for election each year, shareholders have the opportunity on an annual basis to express dissatisfaction with the Board of Directors or management by replacing, or withholding votes from, any director standing for election that year.
Enhances the Independence of the Board. The Board of Directors believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-employee directors by providing them with a longer assured term of office, thereby insulating them against pressures from management or from special interest groups who might have an agenda contrary to the long-term interests of all shareholders. The Company’s current classified Board structure permits its directors to act independently and on behalf of shareholders without worrying whether they will be re-nominated by the other members of the Board of Directors each year. The freedom to focus on the long-term interests of the Company instead of on the re-nomination process leads to greater independence and better governance.
Stability and Continuity. The classified Board structure is designed to provide stability, enhance long-term planning and ensure that, at any given time, there are directors serving on the Company’s Board of Directors who are familiar with the Company, its business, its target markets and its strategic goals. The classified Board structure also provides flexibility by requiring the annual election of one-third of the directors and a majority of the directors over a two-year period. We believe that experienced directors who are knowledgeable about the Company’s business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and its shareholders. Staggered terms give the Company’s new directors an opportunity to gain knowledge about the Company’s business from its continuing directors. If all directors were elected annually, the Board of Directors could be composed entirely of directors who were unfamiliar with the Company, the banking environment and the Company’s business strategies. This could jeopardize the Company’s long-term strategies and growth plans.
A classified Board of Directors also assists the Company in attracting and retaining highly qualified directors who are willing to commit the time and resources necessary to understand the Company, its operations and its competitive environment. We believe that agreeing to serve a three-year term demonstrates a nominee’s commitment to the Company over the long-term. Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, the Company could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be only for a one-year period.

Protection against Certain Takeovers. A classified Board of Directors reduces the Company’s vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of the Company’s shareholders. A classified Board structure encourages such third parties to negotiate at arm’s length with the Board of Directors. Because only one-third of the Company’s directors are elected at any annual meeting of shareholders, at least two annual meetings would be required to effect a change in control of the Company’s Board of Directors, giving the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and to ultimately negotiate the best result for all shareholders. Absent a classified Board of Directors, a potential acquirer could unilaterally gain control of the Company by acquiring or obtaining voting control over a sufficient number of shares of the Company’s Common Stock to replace the entire Board of Directors with its own nominees at a single annual meeting, and without paying a fair value to the Company’s other shareholders. Having a classified Board of Directors does not prevent unsolicited takeover attempts, but it empowers the incumbent Board of Directors to negotiate terms to maximize the value of the transaction to all Company shareholders.
Recommendation Only. The Company’s shareholders should be aware that this shareholder proposal is simply a request that the Board of Directors take the actions stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Company’s Board of Directors and, therefore, its approval would not necessarily effectuate the declassification of the Company’s Board of Directors. Under Tennessee law, to change the structure of the Company’s Board of Directors, the Company’s shareholders must approve an actual amendment to the Company’s Charter.
The Company’s Board of Directors and the Nominating/Governance Committee have carefully considered the arguments in favor of and against this shareholder proposal. The Board of Directors believes that the Company’s current standard and policies continue to promote the best interests of the Company’s shareholders and believe that the vote of the shareholders on this same proposal at the 2009 Annual Meeting of Shareholders, at which shareholders owning only just over 27% of the total outstanding shares entitled to vote at that meeting voted in favor of the proposal, supports the directors’ beliefs that the current classified board structure promotes the best interests of the Company’s shareholders.
FOR ALL THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

DIRECTOR COMPENSATION TABLE
The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2009:

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or		Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)	($) (1)(2)	($)	($)	($)	($)		($)
Martha M. Bachman	$40,050	$—	$—	$—	$—	$—		$40,050
Bruce Campbell	28,050	—	—	—	—	—		28,050
W.T. Daniels	41,700	—	—	—	—	—		41,700
Robert K. Leonard	26,450	9,997	—	—	—	—		36,447
Samuel E. Lynch	18,500	9,997	—	—	—	—		28,497
Ronald E. Mayberry	9,800	9,997	—	—	—	175,440	(3)	195,237
Bill Mooningham(4)	4,325	—	—	—	—	—		4,325
John Tolsma	25,050	9,997	—	—	—	—		35,047
Charles H. Whitfield, Jr.	27,500	9,997	—	—	—	—		37,497

(1)
Non-employee directors, plus employee director Mr. Mayberry, received 1,412 shares of restricted stock on February 19, 2009 for the $10,000 portion of their annual $15,000 retainer for 2009. All restrictions on these shares were released February 19, 2010.

(2)	The amounts in column captioned “Stock Awards” reflects the dollar value of these awards by multiplying the number of restricted shares granted by the stock’s closing price on the grant date.

(3)	His base salary of $172,000 and his 2008 bonus of $3,440 which was paid in January of 2009. Mr. Mayberry’s term as a director will expire at the Annual Meeting.

(4)	Elected to the Board on October 27, 2009.
Directors of the Company meet as a board on a regular scheduled basis, or more often as needed, to address matters relating to the operation and direction of the Company.
Directors of the Company are also directors of the Bank. The Bank compensates members of its board of directors for all regular and special meetings. Directors of the Bank received $600 for each regular monthly and specially-called board meeting attended in 2009, plus payment of such fee for up to two absences during a year. The Bank’s board of directors met eight times in 2009. Each Bank director also received, in 2009, an annual retainer fee of $15,000, of which $10,000 was available in the form of restricted stock awards or cash and $5,000 payable in equal quarterly cash amounts of $1,250. Members of the Executive Committee of the Bank’s board of directors also received $450 for each twice-monthly meeting of the Executive Committee attended, and Messrs. Martha Bachman and W.T. Daniels, the two permanent members of the Committee, received an annual retainer of $1,500. During 2009, members of the Company’s Audit Committee received $450 per each quarterly meeting and specially-called meetings, as well as an annual retainer fee of $1,500 paid in equal quarterly amounts. In addition, the Chairman of the Audit Committee received an annual retainer of $6,000. During 2009, members of the Company’s Compensation Committee received $300 per each meeting and specially-called meetings, as well as an annual retainer fee of $1,500 paid in equal quarterly amounts. In addition, the Chairman of the Compensation Committee received an annual retainer of $2,500. Compensation for all other committee meetings was $300 per meeting during 2009.
During 2009, pursuant to the Original Plan, all directors could elect to defer receipt of a portion of their fees by entering into deferred fee agreements with the Bank. In addition to the fee deferral, the agreements also provided for payment of benefits under certain events of disability, early retirement, termination of employment or death. The Bank is the beneficiary of life insurance acquired with respect to directors participating in the Original Plan. During 2006, the Company began using a formula which provides an annual earnings crediting rate based upon 75% of the Company’s return on average stockholders’ equity on balances in the plan, until the Director is separated from service, and, thereafter at an earnings crediting rate of 56.25% of the Company’s return on average stockholders’ equity for the year ending. During 2009, the Company modified the annual earning crediting rate formula as follows: The annual crediting rate will be 100% of the annual return on stockholders’ equity with a 4% floor and a 12% ceiling, for the year then ended, on balances in the Plan until the director experiences a separation from services, and, thereafter, at a earnings crediting rate based on 75% of the Company’s return on average stockholders’ equity for the year then ending with a 3% floor and a 9% ceiling.

Security Ownership of Certain Beneficial Owners and Management
Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the SEC detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the common stock as of the record date.

	Amount and Nature of		Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership (a)		Stock Outstanding

Scott M. Niswonger	1,309,330	(b)	9.94%
P.O. Box 938 Greeneville, TN 37744

Columbia Wagner Assets Management, L.P.	1,134,706	(c)	8.61%
227 West Monroe Street, Suite 3000 Chicago, IL 60606

Phil M. Bachman	892,601	(d)	6.77%
Martha Bachman 100 N. Main Street, P.O. Box 1120 Greeneville, Tennessee 37743

Dimensional Fund Advisors LP	755,309	(e)	5.73%
6300 Bee Cave Road, Building One Austin, TX 78746

(a)
For purposes of this table, an individual or entity is considered to “beneficially own” any share of Common Stock which he, she or it directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual or entity is deemed to be the beneficial owner of any share of Common Stock of which he, she or it has the right to acquire voting or investment power within 60 days of the record date.

(b)	Based upon information set forth in a Schedule 13D/A, filed with the SEC on November 9, 2009 by Mr. Niswonger, who has sole voting and dispositive power with respect to 1,309,330 shares.

(c)	Based solely on the information contained in a Schedule 13G filed by Columbia Wagner Asset Management, L.P. with the SEC on February 9, 2010, as of December 31, 2009.

(d)
Martha Bachman is a director and the wife of retired director Phil Bachman. Includes 200,738 shares of common stock held directly or indirectly by Martha Bachman, 673,697 shares owned by Phil Bachman individually and 18,166 shares owned by Mr. and Mrs. Bachman jointly.

(e)	Based solely on the information contained in a Schedule 13G filed by Dimensional Fund Advisors, L.P. with the SEC on February 8, 2010, as of December 31, 2009.

The following table sets forth, as of the record date, certain information known to the Company as to Common Stock beneficially owned by each director and Named Executive Officer of the Company and by all directors and executive officers of the Company as a group. The address for each of our directors and executive officers listed below is c/o Green Bankshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743. As of the record date, there were 13,176,036 shares of the Company’s stock outstanding.

	Number of Shares Beneficially Owned
	Common
	Shares		Shares			Percent of
	Beneficially		Acquirable in			Common Stock
Name and Position	Owned(a)(b)		60 Days (c)		Total	Outstanding
R. Stan Puckett, Chairman of the Board and Chief Executive Officer	122,220		55,800	(d)	178,020	1.35%
Martha Bachman, Director	892,601	(e)(g)	—		892,601	6.77%
Bruce Campbell, Director	10,176		—		10,176	*
W.T. Daniels, Director	13,633		—		13,633	*
Robert K. Leonard, Director	93,498	(f)(g)	—		93,498	*
Samuel Lynch, Director	3,658		—		3,658	*
Bill Mooningham, Director	1,637		—		1,637	*
John Tolsma, Director	8,796		—		8,796	*
Charles H. Whitfield, Jr., Director	14,288		—		14,288	*
Kenneth R. Vaught, Director, President and Chief Operating Officer	39,139		35,455		74,594	*
Ronald E. Mayberry, Director, Regional Executive, Sumner County	66,606		20,487		87,093	*
James E. Adams, Executive Vice President, Chief Financial Officer and Secretary	24,404		4,200		28,604	*
William C. Adams, Senior Vice President and Chief Information Officer	30,870	(g)	16,391		47,261	*
Steve L. Droke, Senior Vice President and Chief Credit Officer	17,969		13,254		31,223	*

All directors and executive officers as a group (16 persons)	1,371,393		171,075		1,542,468	11.56%

*	Less than 1% of the outstanding Common Stock.

(a)	For the definition of “beneficially owned,” see Note (a) to the preceding table.

(b)
Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trust of which certain directors are trustees and corporations in which certain directors own a controlling interest.

(c)	Represents options to purchase Common Stock which are exercisable within 60 days of the record date.

(d)
Includes options to acquire 36,000 shares of Common Stock currently exercisable (or exercisable within 60 days of the record date) by Mr. Puckett at an exercise price equal to 150% of the book value of the Common Stock at the date of grant (a weighted average price of approximately $16.27 per share) and options to acquire 19,800 shares of Common Stock currently exercisable (or exercisable within 60 days of the record date) by Mr. Puckett at an exercise price equal to the fair market value at the date of grant (a weighted average price of approximately $29.03 per share).

(e)
Martha Bachman is a director and the wife of retired director Phil Bachman. Includes 200,738 shares of common stock held directly or indirectly by Martha Bachman, 673,697 shares owned by Phil Bachman individually and 18,166 shares owned by Mr. and Mrs. Bachman jointly.

(f)
Includes 41,197 shares of common stock in a limited partnership of which Mr. Leonard is a limited partner. Mr. Leonard disclaims beneficial ownership of 32,216 of these shares. Also includes 504 shares of common stock in a limited liability company in which Mr. Leonard has an interest. Mr. Leonard disclaims beneficial ownership of 363 of these shares.

(g)
As of March 19, 2010, the following individuals have pledged the following amounts of their common shares beneficially owned to secure lines of credits or other indebtedness: Martha Bachman and retired director Phil Bachman — 372,899 shares; Robert Leonard — 15,000 shares held in a limited liability partnership; and William C. Adams — 5,000 shares.

Executive Officers of Green Bankshares, Inc.

Name	Age	Title
R, Stan Puckett	54	Chairman of the Board and Chief Executive Officer
Stephen M. Rownd	50	Proposed Chairman of the Board and Chief Executive Officer (1)
Kenneth R. Vaught	45	President and Chief Operating Officer
James E. Adams	65	Executive Vice President, Chief Financial Officer and Secretary
Steve L. Droke	60	Senior Vice President and Chief Credit Officer
William C. Adams, Jr.	54	Senior Vice President and Chief Information Officer
Steve D. Ottinger	60	Senior Vice President and Chief Human Resources Officer
G. Frank Snyder	50	Senior Vice President and Retail Banking Manager

(1)	It’s expected that Mr. Rownd employment as Chief Executive Officer and service as Chairman of the Board will begin on March 31, 2010.
R. Stan Puckett currently serves as Chairman of the Board of Directors and Chief Executive Officer of the Company and the Bank. He has served as Chief Executive Officer of the Bank since February 1989. Mr. Puckett had previously announced in 2009 that he would be retiring from the Company effective March 31, 2010. He is a graduate of Bristol University with a degree in business administration. He served as President of First American National Bank of Johnson City, Tennessee from December 1987 to February 1989 and as its Vice President from June 1986 to December 1987. He was Assistant Vice President of First Union National Bank in Asheville, North Carolina from September 1983 to June 1986 and served as commercial loan officer of Signet Bank in Bristol, Virginia from September 1977 to June 1983.
Stephen M. Rownd will assume the position of Chief Executive Officer and Chairman of the Board of Directors effective on March 31, 2010. Prior to joining the Company, Mr. Rownd was Executive Vice President and Senior Commercial Banker for Fifth Third Bank of the Carolinas since 2008. He joined Fifth Third Bank of the Carolinas in 2008 through the acquisition of First Charter Corporation where he had served as Executive Vice President and Chief Banking Officer from 2006 to 2008 and prior to that appointment had served as Executive Vice President and Chief Risk Officer from 2004 to 2006 and Executive Vice President and Chief Credit Officer from 2000 to 2004. Mr. Rownd began his banking career in 1982 with Barnett Banks Inc. of Florida. He graduated from Haverford College in Haverford, Pennsylvania in 1981.
Kenneth R. Vaught currently serves as President and Chief Operating Officer of the Company and the Bank and has held these positions since June 2002. He also was elected to the Company’s board of directors on that date. Previously, he served as Senior Vice-President and Regional Executive for the Bank’s Blount and Knox County, Tennessee offices. Prior to joining the Company, Mr. Vaught began his banking career in 1987 as a Management Trainee with Hamilton Bank (SunTrust affiliate) in Johnson City, Tennessee. He later joined First Tennessee Bank in 1989 as a Commercial Loan Officer. In 1991, he was promoted to Vice President and transferred to First Tennessee Bank, Maryville, Tennessee. He left First Tennessee Bank in 1998 as Senior Vice President and Commercial Banking Manager to join what was then Greene County Bank. He is a graduate of East Tennessee State University with a degree in Finance.
James E. Adams joined the Company in December 2005 and assumed the role of Senior Vice President, Chief Financial Officer and Assistant Secretary. He was promoted to Executive Vice President in 2007. Prior to the Company, Mr. Adams served as Executive Vice President and Chief Financial Officer of Rurban Financial Corporation from 2003 to 2005. Prior to that, he was retired after having served as Executive Vice President and Chief Financial Officer of Integra Bank Corporation from 1999 through 2002; and Executive Vice President and Chief Financial Officer of MainStreet Financial Corporation from 1994 to 1999. He has held executive management positions at several multi-billion dollar bank holding companies, which have subsequently been acquired, since 1978. Mr. Adams began his career in 1970 as a Certified Public Accountant upon graduation from Michigan State University and subsequently began his banking career in 1974. He has co-authored two books used throughout the financial services industry and was appointed to serve a three year term on the Finance and Accounting Commission of the Bank Administration Institute in the mid 80’s.

Steve L. Droke has served as Senior Vice President and Chief Credit Officer of the Bank since July 1997, with responsibilities for risk management including Credit Policy development and implementation and oversight of Compliance and Loan Operations. Prior to joining the Bank, he was Senior Vice President and Senior Credit Officer with First American Corporation. His 32-year banking career includes a varied background in bank management, risk management, and lending. Mr. Droke is a graduate of East Tennessee State University with a B.S. in Finance, the Graduate School of Retail Bank Management at the University of Virginia, and the Graduate School of Commercial Bank Lending at the University of Oklahoma. He is a member of Tennessee Bankers Association.
William C. Adams, Jr. has served as Senior Vice President and Chief Information Officer of the Bank since 1998, with responsibilities for oversight of the information technology and operations functions. Prior to joining the Bank he served as CEO of Premier Bank of East Tennessee from 1991 to 1998. Prior to that he was Senior Regional Lender for First American Bank (subsequently Regions Bank) in Maryville, Tennessee and Commercial Lender for Third National Bank (subsequently SunTrust) in Nashville, Tennessee. Early in his 28-year banking career he served as Installations Coordinator for a major national financial services software provider, where he oversaw or participated in over 50 community bank software installations and conversions nationwide. He is a graduate of the University of Tennessee.
Steve D. Ottinger joined the Bank in October of 1975. He currently serves as Senior Vice President and Chief Human Resources Officer, with responsibilities for training, certain areas of risk management and compliance, customer privacy, and customer information security. Prior to joining the Bank, Mr. Ottinger spent five years in city government as Director of Parks and Recreation for the town of Greeneville, Tennessee. His experience includes both retail banking and operations. Throughout his career he has been very involved in community activities having served in leadership capacities in many non-profit organizations and that continues. He is a member of the Society for Human Resource Management, a graduate of The Tennessee School of Banking, and holds a Bachelor’s of Business Administration with an emphasis in Human Resources from East Tennessee State University.
G. Frank Snyder joined the Bank in 1995 and currently serves as Senior Vice President and Retail Banking Manager. Prior to be appointed to his current position, he had served in various capacities of increasing responsibility including loan officer, branch manager, electronic banking manager and regional executive. Before entering the financial services industry, Mr. Snyder served for 10 years in the not-for-profit industry in leadership capacities with the United Way and the YMCA organizations. He is a graduate of the University of Tennessee with a degree in education.
FUTURE SHAREHOLDER PROPOSALS
If a shareholder wishes to have a proposal included in the Company’s proxy statement for the Company’s 2011 Annual Meeting of Shareholders, that proposal must be received by the Company at its executive offices in Greeneville, Tennessee by November 30, 2010. If a shareholder wishes to present a proposal at the Company’s 2011 annual meeting of shareholders and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s Amended and Restated Charter (the “Charter Deadline”). Under the Company’s Amended and Restated Charter, in order to be deemed properly presented, notice must be delivered to the Company’s Secretary at the Company’s principal executive offices no less than forty (40) nor more than sixty (60) days prior to the scheduled date of the meeting at which such matter is to be acted upon; provided, however, that if notice or public disclosure of such meeting is given fewer than fifty (50) days before the meeting, notice by the shareholder must be delivered to the Company not later than the close of business on the tenth (10th) day following the day on which notice of the meeting was mailed to shareholders. If a shareholder gives notice of such a proposal after the Charter Deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting.
The SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Voting Deadline”). This deadline for the 2011 annual meeting of shareholders is February 12, 2011. If a shareholder gives notice of a proposal after this deadline, the persons named as proxies in the proxy statement for the 2011 annual meeting will be allowed to use their discretionary voting authority to vote against the shareholder proposal when, and if, the proposal is raised at the 2011 annual meeting. Because the Charter Deadline is not capable of being determined until the Company gives notice of, or publicly announces, the date for the 2011 annual meeting of shareholders, it is possible that the Charter Deadline may occur after the Discretionary Voting Deadline, in which case a proposal received after the Discretionary Voting Deadline but before the Charter Deadline would be eligible to be presented at the 2011 annual meeting of shareholders and the Company believes that the persons named as proxies in the proxy statement would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosures of the proposal in the proxy statement relating to the meeting.

The enclosed proxy card grants proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any shareholder proposals received between the date of this proxy statement and the Charter Deadline for the Annual Meeting, which is April 8, 2010.
Shareholder proposals should be addressed to Secretary, Green Bankshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743 and must comply with the provisions of the Company’s Amended and Restated Charter. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the Company’s 2010 Annual Meeting of Shareholders any shareholder proposal that does not satisfy the requirements for inclusion as established by the SEC at the time of receipt.
OTHER MATTERS
As of the date of this document, the Company’s board of directors is not aware of any matters that will be presented for consideration at the Company’s Annual Meeting other than Proposal 4 and Proposal 5 described in this proxy statement. If any other matters come before either of the meetings or any adjournments or postponements of the meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxy as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.
The Company’s 2009 Annual Report to Shareholders (the “Annual Report”), including financial statements, is being mailed with this Proxy Statement to all persons who were shareholders of record as of the close of business on the record date. Any shareholder who does not receive a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ James E. Adams
James E. Adams
Corporate Secretary

Greeneville, Tennessee
March 29, 2010
ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission will be furnished without charge to persons who were shareholders as of the record date upon written request to the Secretary, Green Bankshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743 or by calling (423) 639-5111.

Form of Proxy
GREEN BANKSHARES, INC.
100 North Main Street
P.O. Box 1120
Greeneville, Tennessee 37743
REVOCABLE PROXY FOR THE ANNUAL MEETING
OF SHAREHOLDERS
April 30, 2010
You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Telephone.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE, COMPLETE BOTH SIDES OF PROXY CARD,
DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903, Chicago, Illinois 60606
The undersigned hereby constitutes and appoints Glen Allen and James E. Adams, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Green Bankshares, Inc. (the “Company”) to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee on Friday, April 30, 2010 at 11:00 a.m., local time, and at any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.
Proxy Solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Friday, April 30, 2010.
The Company’s Board of Directors recommends a vote “FOR” each of the Proposals 1, 2 and 3.
1.	The election of the following directors:

WITHHOLD
For terms to expire in 2013	FOR	AUTHORITY

01 Robert K. Leonard	☐	☐
02 Kenneth R. Vaught	☐	☐
03 Bill Mooningham	☐	☐

For term to expire in 2012

04 Stephen M. Rownd	☐	☐
2.	Approval of the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting of Shareholders.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010.

FOR ☐	AGAINST ☐	ABSTAIN ☐
The Company’s Board of Directors recommends a vote “AGAINST” Proposals 4 and 5.
4.	Shareholder proposal regarding majority election of directors.

FOR ☐	AGAINST ☐	ABSTAIN ☐
5. Shareholder proposal regarding annual election of directors.

FOR ☐	AGAINST ☐	ABSTAIN ☐
Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted “FOR” PROPOSALS 1, 2 and 3 and “AGAINST” Proposals 4 and 5.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

Form of Proxy
TO VOTE BY INTERNET
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.
Visit our Internet voting site at www.ilstk.com, click on the “I am a Shareholder”, select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be completed and submitted prior to Wednesday, April 28, 2010, at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.
If you vote By Internet, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY TELEPHONE
Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed above.
Please note that all votes cast by Internet must be completed and submitted prior to Wednesday, April 28, 2010, at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
If you vote By Telephone, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY MAIL
To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 2009, and hereby revokes any proxy heretofore given. This proxy may be revoked at any time before its exercise.

Date:

Signature:

Signature:

Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.